Execution Version LUMINAR TECHNOLOGIES, INC., as Issuer, THE SUBSIDIARY GUARANTORS PARTY HERETO, as Guarantors, and GLAS TRUST COMPANY LLC, as Trustee and Collateral Agent FIRST LIEN INDENTURE Dated as of August 8, 2024 Floating Rate Senior Secured Notes due 2028 - i - TABLE OF CONTENTS Page Article 1.  Definitions; Rules of Construction ............................................................................... 1  Section 1.01.  Definitions..........................................................................................................1  Section 1.02.  Other Definitions. ............................................................................................27  Section 1.03.  Rules of Construction. .....................................................................................28  Article 2.  The Notes .................................................................................................................... 28  Section 2.01.  Form, Dating and Denominations. ...................................................................28  Section 2.02.  Execution, Authentication and Delivery. .........................................................29  Section 2.03.  Initial Notes and Additional Notes. .................................................................30  Section 2.04.  Method of Payment. .........................................................................................30  Section 2.05.  Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day. ...................................................................................................30  Section 2.06.  Registrar and Paying Agent. ............................................................................31  Section 2.07.  Paying Agent to Hold Property in Trust. .........................................................32  Section 2.08.  Holder Lists. .....................................................................................................32  Section 2.09.  Legends. ...........................................................................................................33  Section 2.10.  Transfers and Exchanges; Certain Transfer Restrictions. ................................33  Section 2.11.  Exchange and Cancellation of Notes to Be Repurchased Pursuant to an Asset Sale Offer, a Change of Control Offer or Redemption. .........................38  Section 2.12.  Replacement Notes. .........................................................................................39  Section 2.13.  Registered Holders; Certain Rights with Respect to Global Notes. ................39  Section 2.14.  Cancellation. ....................................................................................................40  Section 2.15.  Notes Held by the Company or its Affiliates. ..................................................40  Section 2.16.  Temporary Notes. ............................................................................................40  Section 2.17.  Outstanding Notes. ...........................................................................................40  Section 2.18.  Repurchases by the Company. .........................................................................41  Section 2.19.  CUSIP and ISIN Numbers. ..............................................................................41  Article 3.  Covenants .................................................................................................................... 42  Section 3.01.  Payment on Notes. ...........................................................................................42  Section 3.02.  [Reserved]. .......................................................................................................42  Section 3.03.  Financial Reporting Information. .....................................................................42  Section 3.04.  Additional Interest. ..........................................................................................45  Section 3.05.  Compliance and Default Certificates. ..............................................................46  Section 3.06.  Stay, Extension and Usury Laws. ....................................................................46  Section 3.07.  Acquisition of Notes by the Company and its Affiliates. ................................47  Section 3.08.  Corporate Existence. ........................................................................................47  Section 3.09.  Limitation on Incurrence of Indebtedness. ......................................................47  Section 3.10.  Limitation on Liens. .........................................................................................52  Section 3.11.  Limitation on Restricted Payments. .................................................................52  Section 3.12.  Limitation on Asset Sales. ...............................................................................55  - ii - Section 3.13.  Transactions with Affiliates. ............................................................................57  Section 3.14.  Burdensome Agreements. ................................................................................60  Section 3.15.  Modification of Terms of Junior Indebtedness. ...............................................60  Section 3.16.  Minimum Liquidity. .........................................................................................61  Section 3.17.  Change of Control. ...........................................................................................61  Section 3.18.  Further Instruments and Acts. ..........................................................................63  Section 3.19.  Additional Subsidiary Guarantors....................................................................63  Section 3.20.  Further Assurances...........................................................................................64  Section 3.21.  Payment for Consent. .......................................................................................65  Article 4.  Repurchase and Redemption ....................................................................................... 65  Section 4.01.  No Sinking Fund. .............................................................................................65  Section 4.02.  [Reserved]. .......................................................................................................65  Section 4.03.  Right of the Company to Redeem the Notes. ..................................................65  Article 5.  [Reserved] ................................................................................................................... 67  Article 6.  Successors ................................................................................................................... 67  Section 6.01.  When the Company May Merge or Transfer Assets .......................................67  Section 6.02.  When the Subsidiary Guarantors May Merge or Transfer Assets. ..................69  Article 7.  Defaults and Remedies ............................................................................................... 70  Section 7.01.  Events of Default. ............................................................................................70  Section 7.02.  Acceleration. ....................................................................................................73  Section 7.03.  Sole Remedy for a Failure to Report. ..............................................................74  Section 7.04.  Other Remedies. ...............................................................................................75  Section 7.05.  Waiver of Past Defaults. ..................................................................................75  Section 7.06.  Control by Required Holders. ..........................................................................76  Section 7.07.  Limitation on Suits. ..........................................................................................76  Section 7.08.  Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment. ...............................................................................77  Section 7.09.  Collection Suit by Trustee. ..............................................................................77  Section 7.10.  Trustee May File Proofs of Claim. ..................................................................77  Section 7.11.  Priorities. ..........................................................................................................78  Section 7.12.  Undertaking for Costs. .....................................................................................78  Article 8.  Amendments, Supplements and Waivers ................................................................... 79  Section 8.01.  Without the Consent of Holders. .....................................................................79  Section 8.02.  With the Consent of Holders............................................................................80  Section 8.03.  Notice of Amendments, Supplements and Waivers. .......................................81  Section 8.04.  Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc. ...................................................................................................................81  Section 8.05.  Notations and Exchanges. ................................................................................82  Section 8.06.  Trustee and Collateral Agent to Execute Supplemental Indentures. ...............82  Section 8.07.  Additional Voting Terms; Calculation of Principal Amount. ..........................82  Article 9.  Satisfaction and Discharge .......................................................................................... 83  Section 9.01.  Termination of Company’s Obligations. .........................................................83  - iii - Section 9.02.  Repayment to Company. ..................................................................................83  Section 9.03.  Reinstatement. ..................................................................................................84  Article 10. Trustee......................................................................................................................... 84  Section 10.01. Duties of the Trustee. .......................................................................................84  Section 10.02. Rights of the Trustee. .......................................................................................85  Section 10.03. Individual Rights of the Trustee. .....................................................................87  Section 10.04. Trustee’s Disclaimer. .......................................................................................88  Section 10.05. Notice of Defaults. ...........................................................................................88  Section 10.06. Compensation and Indemnity. .........................................................................88  Section 10.07. Replacement of the Trustee. ............................................................................89  Section 10.08. Successor Trustee by Merger, Etc. ..................................................................90  Section 10.09. Eligibility; Disqualification. ............................................................................90  Article 11. COLLATERAL AND SECURITY ............................................................................ 90  Section 11.01. Security Interest; Collateral Agent. ..................................................................90  Section 11.02. Authorization of Actions to Be Taken by the Trustee or the Collateral Agent Under the Collateral Documents. ..........................................................95  Section 11.03. Authorization of Receipt of Funds by the Trustee under the Collateral Documents. ......................................................................................................96  Section 11.04. Termination of Security Interest; Release of Collateral. ..................................96  Section 11.05. Maintenance of Collateral. ...............................................................................98  Section 11.06. Collateral Agent; Collateral Documents. .........................................................98  Section 11.07. Replacement of Collateral Agent. ....................................................................99  Section 11.08. Acceptance By Collateral Agent. ...................................................................100  Section 11.09. Powers Exercisable By Receiver or Trustee. .................................................100  Article 12. Guarantees ................................................................................................................. 101  Section 12.01. Guarantee .......................................................................................................101  Section 12.02. Limitation on Guarantor Liability. .................................................................103  Section 12.03. Execution and Delivery..................................................................................103  Section 12.04. When a Subsidiary Guarantor May Merge, Etc. ............................................104  Section 12.05. Benefits Acknowledged. ................................................................................104  Section 12.06. Release of Guarantees. ...................................................................................104  Article 13. Miscellaneous ........................................................................................................... 105  Section 13.01. Notices. ..........................................................................................................105  Section 13.02. Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent. ....................................................................................107  Section 13.03. Statements Required in Officer’s Certificate and Opinion of Counsel. .........107  Section 13.04. Rules by the Trustee, the Registrar and the Paying Agent. ............................108  Section 13.05. No Personal Liability of Directors, Officers, Employees and Stockholders. ..................................................................................................108  Section 13.06. Governing Law; Waiver of Jury Trial. ...........................................................108  Section 13.07. Submission to Jurisdiction. ............................................................................108  Section 13.08. No Adverse Interpretation of Other Agreements. ..........................................109  Section 13.09. Successors. .....................................................................................................109

- iv - Section 13.10. Force Majeure. ...............................................................................................109  Section 13.11. U.S.A. PATRIOT Act. ....................................................................................109  Section 13.12. Calculations....................................................................................................109  Section 13.13. Severability. ...................................................................................................110  Section 13.14. Counterparts. ..................................................................................................110  Section 13.15. Table of Contents, Headings, Etc. ..................................................................110  Exhibits Exhibit A: Form of Note ............................................................................................................. A-1 Exhibit B-1: Form of Restricted Note Legend ...........................................................................B1-1 Exhibit B-2: Form of Global Note Legend ................................................................................B2-1 Exhibit B-3: Form of Non-Affiliate Legend ..............................................................................B3-1 Exhibit C: Form of Supplemental Indenture……………………………………………………C-1 Schedules Schedule 1.01A: Investments....................................................................................................... S-1 - 1 - FIRST LIEN INDENTURE, dated as of August 8, 2024, between Luminar Technologies, Inc., a Delaware corporation, as issuer (the “Company”), the Subsidiary Guarantors from time to time party hereto, and GLAS Trust Company LLC, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”). Each party to this Indenture (as defined below) agrees as follows for the benefit of the Trustee, the Collateral Agent and for the equal and ratable benefit of the Holders (as defined below) of the Company’s Floating Rate Senior Secured Notes due 2028 issued pursuant to this Indenture (the “Notes”). Article 1. DEFINITIONS; RULES OF CONSTRUCTION Section 1.01. DEFINITIONS. “Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04. “Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date. “Affiliated Party” means, with respect to any natural person, (i) any company, partnership, trust or other entity for which such natural person (or such natural person’s estate) has dispositive or voting power with respect to the Company’s Capital Stock held by such company, partnership, trust or other entity; (ii) any trust the beneficiaries of which consist solely of such natural person, any Family Member of such natural person or any person described in clause (i); (iii) the trustees, legal representatives, beneficiaries or beneficial owners (in each case, solely in such capacity and not in their individual or other capacities) of any such company, partnership, trust or other entity referred to in clause (i) or (ii); (iv) the estate of such natural person (it being understood, for the avoidance of doubt, that this clause (iv) will not include any person to whom any securities are transferred from any such estate); and (v) the Family Members of such natural person. “Approved Jurisdiction” means the United States, any state or commonwealth thereof or the District of Columbia. “Asset Sale” means: (A) the sale, conveyance, transfer or other Disposition (whether in a single transaction or a series of related transactions) of property or assets outside the ordinary course of business of the Company or any Subsidiary; (B) any license of Intellectual Property; or (C) the issuance or sale of Capital Stock (other than director’s qualifying shares, shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law or Disqualified Stock) of any Subsidiary (other than to the Company or another Subsidiary), whether in a single transaction or a series of related transactions, in each case, other than: - 2 - (i) a sale, exchange or other Disposition of obsolete, damaged, unnecessary, unsuitable or worn out equipment, or other assets, in the ordinary course of business, or Dispositions of property no longer used, useful or economically practicable or commercially reasonable to maintain in the conduct of the business of the Company and its Subsidiaries, taken as a whole; (ii) any Disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to, and subject to, Article 6, or any Disposition that constitutes a Change of Control; (iii) any transaction specifically excluded from the definition of Investment or Restricted Payment or any Permitted Investment (other than as a result of the application of clause (D) or clause (T) of such definition) or any Restricted Payment permitted under the provisions of Section 3.11(B) (other than clause (xiii) thereof); (iv) Dispositions between or among the Company and its Wholly-Owned Subsidiaries (not to exceed, in the case of any such Dispositions by Wholly-Owned Subsidiaries that are Subsidiary Guarantors to any Non-Guarantor Subsidiaries, Dispositions of assets in excess of $2,500,000 in the aggregate for so long as the Obligations under the Notes are outstanding); (v) any settlement of or payment in respect of any property or casualty insurance claim or any foreclosure, condemnation, expropriation or similar proceeding relating to any property or assets of the Company or any of its Subsidiaries; (vi) any sale or Disposition deemed to occur in connection with the granting or creation of any Permitted Lien; (vii) issuances of Capital Stock of the Company that is not Disqualified Stock pursuant to benefit plans, employment agreements, equity plans, stock subscription or shareholder agreements, stock ownership plans and other similar plans, policies, contracts or arrangements established in the ordinary course of business or approved by the Board of Directors in good faith; (viii) the lease, assignment, license, sublicense or sublease of any real or personal property (other than Intellectual Property and, for the sake of clarity, any related distribution or commercialization rights) in the ordinary course of business or consistent with industry practice; (ix) the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business; (x) Dispositions of Investments (including Capital Stock) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements of joint ventures; - 3 - (xi) the sale, exchange or other Disposition of cash or Cash Equivalents or marketable securities in the ordinary course of business; (xii) the lapse, abandonment or other Disposition of Intellectual Property (other than Material Intellectual Property) by the Company and its Subsidiaries in the ordinary course of business; (xiii) the unwinding of any Swap Agreement; or (xiv) Dispositions of up to $250,000 in any single transaction or series of related transactions not to exceed $5,000,000 in the aggregate for so long as the Notes are outstanding. “Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to a minimum of $1,000 or any integral multiple of $1,000 in excess thereof. “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors. “Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board. “Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity. “Cash Equivalents” means: (A) (i) cash or (ii) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 720 days from the date of acquisition thereof; provided that, in the case of Investments of the type described in clause (ii), the full faith and credit of the United States of America is pledged in support thereof; (B) (i) corporate debt issued by any Person organized under the laws of any state of the United States of America or (b) United States dollar denominated corporate debt issued by any Person organized under the laws of any territory of Canada, in each case rated at least “Prime-2”

- 4 - (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency), in each case with maturities of not more than 365 days from the date of acquisition thereof; (C) time and demand deposits with, or certificates of deposit or bankers’ acceptances of, any commercial bank that has combined capital and surplus of at least $500,000,000; (D) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (A) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (C) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into; (E) commercial paper maturing within (i) 180 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least P-2 or A-2 from either Moody’s or S&P or (ii) 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least P-1 or A-1 from either Moody’s or S&P; (F) marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (G) securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision (including any municipality) or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least “A” (or A-1, SP1 or other then equivalent grade) by S&P or at least “A1” (or “Prime-1” or MIG-1 or other then equivalent grade) by Moody’s as of the date of acquisition and, in each case, with a maturity of not more than one year from the date of acquisition thereof; (H) Investments, classified in accordance with GAAP as current assets, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that invest solely in one or more of the types of securities described in clauses (A) through (G) above; and (I) in the case of a Subsidiary incorporated, organized or formed outside the United States, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Subsidiary for cash management purposes. “CFC” means a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of section 957(a) of the Code, the dividends of which are not entitled to the dividends received deduction under Section 245A of the Code. “Change of Control” means the occurrence of any of the following: - 5 - (A) the sale, lease or transfer, in one transaction or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole; (B) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Party, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 25% of the total voting power of the Voting Stock of the Company (except that such threshold shall be increased to 35% so long as Permitted Parties in the aggregate beneficially own more of the total voting power of the Voting Stock of the Company than such Person or group at all times that such 25% threshold is exceeded); (C) the adoption of a plan relating to the Company’s dissolution or liquidation in accordance with the Company’s organizational documents; or (D) the occurrence of a “Fundamental Change” or a “Make-Whole Fundamental Change” pursuant to the terms of the Second Lien Indebtedness or the Existing Convertible Notes. “Close of Business” means 5:00 p.m., New York City time. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means, collectively, all property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Collateral Document, excluding in all events Excluded Assets (as defined in the Security Agreement). “Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Indenture, acting in such capacity, until a successor Collateral Agent shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder. “Collateral Documents” means, collectively, the Security Agreement and each other security agreement, account control agreement, pledge agreement and related agreements (including, without limitation, any mortgages), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced, or otherwise modified from time to time, creating, perfecting or otherwise evidencing the security interests granted by the Company or any Subsidiary Guarantor in favor of the Collateral Agent and executed and delivered pursuant to the Notes Documents to secure any of the Obligations in respect of the Notes. “Common Stock” means the Class A common stock, $0.0001 par value per share, of the Company. - 6 - “Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns. “Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee. “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof. “Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default. “Depositary” means The Depository Trust Company or its successor. “Depositary Participant” means any member of, or participant in, the Depositary. “Depositary Procedures” means, with respect to any transfer, exchange or other transaction involving a Global Note or any beneficial interest therein, including notices to Indirect Participants and any consent solicitations through the Depositary, the rules and procedures of the Depositary applicable to such transfer, exchange or transaction. For the avoidance of doubt, the Trustee shall have no responsibility for the actions or inactions of the Depositary pursuant to its Depositary Procedures. “Disposition” or “Dispose” means the sale, transfer, issuance, license, sublicense, lease, contribution or other disposition (including any sale and leaseback transaction or any contribution or other transfer in exchange for an Investment), whether in one transaction or in a series of transactions, of any property or assets (including, without limitation, any issuance or other disposition of Capital Stock of any Subsidiary of the Company but excluding the issuance of Capital Stock of the Company) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, that non-exclusive licenses or sublicenses of Intellectual Property or any related distribution or commercialization rights in the ordinary course of business and on an arms’ length basis granting rights to third-party contract manufacturers or distributors solely for the purpose of manufacturing or distribution shall not constitute a Disposition. - 7 - “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one hundred and eighty (180) days after the date on which the Notes mature (other than, in each case, any provision requiring an offer to purchase such Capital Stock as a result of a change of control, delisting, asset sale or similar provision or any other provision permitting holders to convert such Capital Stock so long as any right of the holders thereof upon the occurrence of a change of control, delisting, asset sale or similar provision shall be subject to the prior repayment in full in cash of the Notes); provided that if such Capital Stock are issued pursuant to a plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends. Notwithstanding the foregoing, Disqualified Stock shall include all Preferred Stock of the Company’s Subsidiaries. “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. “Excluded Subsidiary” means, as of any date, (A) any Immaterial Subsidiary; (B) any Subsidiary that is prohibited by applicable law, rule or regulation or by any contractual obligation existing on the Issue Date or on the date any such Subsidiary is acquired (so long as in respect of any such contractual prohibition such prohibition is not incurred in contemplation of such acquisition), in each case, from providing a Guarantee or granting security or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee or to grant security unless such consent, approval, license or authorization has been received; (C) any other Subsidiary with respect to which the Required Holders agree in writing that the cost or other consequences of providing a guarantee is likely to be excessive in relation to the value to be afforded to the Holders thereby; and (D) the Luminar China Subsidiary; provided, that no Subsidiary that is a co-borrower or guarantor of any Indebtedness of a Note Party shall be an Excluded Subsidiary; and provided, further that no Foreign Subsidiary organized in a country where a Subsidiary Guarantor is organized shall be an Excluded Subsidiary on the basis of being an Immaterial Subsidiary unless such Foreign Subsidiary would be deemed an Immaterial Subsidiary if it were not a Foreign Subsidiary. “Existing Convertible Notes” means the Company’s 1.25% Convertible Senior Notes due 2026 issued pursuant to the indenture dated as of December 17, 2021, between the Company and U.S. Bank National Association, as trustee. “Fair Market Value” means the value that would be paid by a willing buyer or licensor to an unaffiliated willing seller or licensee in a transaction not involving distress or necessity of either party, reasonably determined in good faith by the Board of Directors.

- 8 - “Family Member” means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage (including former spouses), domestic partnership (including former domestic partners) or adoption to such individual. “Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America or any state or commonwealth thereof or the District of Columbia that is a CFC or substantially all of the assets and operations of which are located outside of the United States of America. For the avoidance of doubt, any Subsidiary incorporated or organized under the laws of a territory of the United States (including the Commonwealth of Puerto Rico) that meets the foregoing criteria shall constitute a “Foreign Subsidiary”. “Freely Tradable” means, with respect to any security of the Company, that such security would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time). “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor entity thereto designated by the SEC). “Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary. “Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2. “Guarantee” means the guarantee by each Subsidiary Guarantor of the Company’s obligations under this Indenture, the Notes and the other Notes Documents pursuant to Article 12. “Holder” means a person in whose name a Note is registered on the Registrar’s books. “Immaterial Foreign Jurisdictions” means countries or geographical regions (if perfection in the applicable Intellectual Property is effected on a regional basis), excluding the United States of America, Canada, the United Kingdom, Sweden or Germany, where the actual or projected annual revenues (other than intercompany revenues) (in the case of actual revenues, for the most recently concluded 12 calendar month period for which financial statements are available or were required to have been delivered in accordance with Section 3.03, and in the case of projected revenues, as determined in good faith by the Board of Directors of the Company) of the Company and its Subsidiaries, taken as a whole, are less than $7,500,000 individually and, taken together with all such Immaterial Foreign Jurisdictions as of such date, are less than $15,000,000 - 9 - in the aggregate; provided that, any country or geographical region shall cease to be deemed an Immaterial Foreign Jurisdiction hereunder following such time as the Company or the applicable Subsidiary Guarantor shall record appropriate evidence of the Liens and security interests granted hereunder and/or under the Collateral Documents in the Intellectual Property of the Company or such Subsidiary Guarantor registered in such country or geographical region. “Immaterial Subsidiary” means any Subsidiary that is not an obligor in respect of any Indebtedness for borrowed money and that (A) with respect to any such Subsidiaries that are not Foreign Subsidiaries, did not, as of the last day of the fiscal quarter of the Company most recently ended for which financial statements have been (or were required to be) delivered pursuant to this Indenture, have assets with a value in excess of 2.5% of the total assets or revenues representing in excess of 2.5% of total revenues of the Company and its Subsidiaries on a consolidated basis as of such date (or, taken together with all such Subsidiaries that are not Foreign Subsidiaries as of such date that are Non-Guarantor Subsidiaries as a result of being Immaterial Subsidiaries, in excess of 5.0% of total assets or revenues representing in excess of 5.0% of total revenues of the Company and its Subsidiaries that are not Foreign Subsidiaries on a consolidated basis as of such date) and (B) with respect to any such Subsidiaries that are Foreign Subsidiaries, are not Significant Subsidiaries (for this purpose, deeming all Foreign Subsidiaries that are located or organized in a single country as a single Subsidiary). “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, including obligations in respect of the Permitted ABL Facility, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and accrued expenses incurred in the ordinary course of business and not past due by more than ninety (90) days, payroll liabilities and deferred compensation and severance, pension, health and welfare retirement and equivalent benefits to current or former employees, directors or managers of such Person and its subsidiaries), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all guarantees by, and Contingent Obligations of, such Person of Indebtedness of others set forth in clauses (a) through (e) and (g) through (i) of this definition, (g) all attributable indebtedness in respect of Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty or bankers’ acceptances; and (i) net termination obligations under Swap Agreements (other than any such obligations that are settleable at the option of such Person in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include: (1) Contingent Obligations (other than, for the avoidance of doubt, those described in clause (d) or (f) above) incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) obligations in respect of non-exclusive time-based in- licenses in the ordinary course of business and consistent with customary industry practices; (5) deferred compensation; (6) trade payables or similar obligations to trade creditors or accrued - 10 - expenses; and (7) obligations in respect of any Capital Stock of the Company that is not Disqualified Stock. Notwithstanding any other provision of this Indenture, for purposes of the definition of “Indebtedness” and Section 3.09 hereof, any deferred purchase price or earnout obligation of the Company, shall be deemed outstanding in the maximum amount which the Company may be obligated to pay, assuming the occurrence or satisfaction of any trigger or other contingency. “Indenture” means this Indenture, as amended or supplemented from time to time. “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Depositary Participant. “Initial Purchasers” means the investors purchasing the Notes on the Issue Date. “Intellectual Property” means (a) all compounds, formulations, materials, methods, techniques, trade secrets, copyrights, know-how, data, documentation, regulatory submissions, specifications, and other intellectual property of any kind (whether or not protectable under patent, trademark, copyright, or similar laws) and (b) all patents and patent applications claiming the foregoing, as applicable, and all divisions, continuations and continuations-in-part of such patent applications, all patents issuing thereon and all reissues, reexaminations and extensions of any of the foregoing patents. “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, by and among the Collateral Agent, the Second Lien Collateral Agent and the Control Agent parties thereto, and acknowledged by the Note Parties party thereto from time to time, as amended, restated, amended and restated, supplemented, modified or replaced, in whole or in part, from time to time, in accordance with its terms. “Interest Payment Date” means, with respect to a Note, each, February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2024 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date. “Interest Period” means a calendar quarter. “Investment” means, with respect to any specified Person, all direct or indirect investments by such specified Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness or other Obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to Officers and employees made in the ordinary course of business, (ii) accounts receivable, credit card and debit card receivables, trade credit and advances to customers, (iii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business), or purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities as well as investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The acquisition by the Company or any Subsidiary of a Person that holds an Investment - 11 - in a third Person that was acquired in contemplation of the acquisition of such Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person at the time of acquisition of such Person. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but after giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of the dividend, distribution, interest payment, return of capital, repayment or disposition thereof, in each case solely to the extent paid in or made for cash, not to exceed the original amount of such Investment. “IP Proceeds” means proceeds received by the Company and its Subsidiaries on account of any Disposition of Intellectual Property, including applicable proceeds from Permitted IP Licenses, excluding royalty or subscription payments payable on a regular periodic basis or payable on customary terms for royalty payments, calculated based on revenues, sales, units or other customary metrics. For the sake of clarity, IP Proceeds shall include all upfront payments, any guaranteed payments (other than any guaranteed royalty or subscription payments of the type described in the foregoing sentence) and any milestone payments (whether time based or based on the achievement of performance or other hurdles). “Issue Date” means August 8, 2024. “Lien” means, with respect to any asset, (A) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset; (B) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), other than an operating lease, relating to such asset; and (C) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “Liquidity” means, as of any date of determination, the sum of (i) unused commitments then available to be drawn under the Permitted ABL Facility plus (ii) (A) on or prior to November 6, 2024, unrestricted cash and Cash Equivalents of the Company and the Subsidiary Guarantors and (B) after November 6, 2024, unrestricted cash and Cash Equivalents of the Company and its Subsidiaries that is subject to a Control Agreement (as defined in the Security Agreement) in favor of the Collateral Agent, in each case free and clear of any Liens (other than non-consensual Liens permitted by Section 3.10; Liens in favor of the depositary bank that arise by operation of law; customary Liens in favor of the depositary bank set forth in applicable treasury management agreements; the Liens in favor of the Collateral Agent; and Liens securing the Permitted ABL Facility or the Second Lien Indebtedness). “Luminar China Subsidiary” means Luminar Technologies (Xiamen) Co., Ltd. “Make-Whole Amount” means, with respect to any Note that is accelerated or redeemed on or prior to August 8, 2025, an amount equal to the present value at the date of such acceleration or redemption of all required remaining scheduled interest payments due on such Note (or the portion of the Note being redeemed) through August 8, 2025 (excluding accrued but unpaid interest through such acceleration or redemption date) and for this purpose deeming August 8,

- 12 - 2025 a date on which interest is scheduled to be paid, computed using a discount rate equal to the Treasury Rate plus 50 basis points, calculated using a constant interest rate equal to Term SOFR as of the day that is three (3) Business Days prior to the date of such acceleration or redemption as calculated by the Company or on behalf of the Company by such Person as the Company shall designate (and the amount of the Make-Whole Amount shall be provided by the Company to the Trustee in writing promptly following the calculation thereof); provided that making such calculation or determining the correctness thereof shall not be a duty or obligation of the Trustee. “Material Foreign Jurisdiction” means any jurisdiction outside of the United States of America that is not an Immaterial Foreign Jurisdiction, other than China. “Material Geography” means any jurisdiction within North America, Europe, Japan or Korea. “Material Intellectual Property” means all Intellectual Property that is (i) utilized by the Company and its Subsidiaries, and (ii) necessary for, and material to the business of the Company and its Subsidiaries (taken as a whole). “Material Real Property” means (1) any Real Property that is owned by any Note Party and has a Fair Market Value in excess of $2,000,000 or (2) any Real Property that is owned or leased by any Note Party as to which the loss or suspension of the use of such Real Property would be likely to cause a material disruption to the business operations of the Company and its Subsidiaries. “Maturity Date” means the earlier of (i) August 15, 2028, and (ii) to the extent more than one hundred million ($100,000,000) of Existing Convertible Notes are outstanding as of June 30, 2026, September 15, 2026. The Company shall notify the Trustee in writing if more than $100,000,000 of Existing Convertible Notes are outstanding as of June 30, 2026, and the Trustee shall have no duty to independently monitor or verify the amount of Existing Convertible Notes outstanding at anytime (including as of June 30, 2026). “Net Proceeds” means, (a) with respect to any Asset Sale by the Company or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received by the Company or such Subsidiary in connection with such transaction (excluding (x) recurring periodic sales or royalty payments and subscription fees received on account of Permitted IP Licenses that do not, for the sake of clarity, constitute IP Proceeds and (y) any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, any notes or other obligations or other securities or assets received by the Company or such Subsidiary from such transferee, but only as and when so received, unless, for the avoidance of doubt, any such cash or Cash Equivalents received by monetization is in the form of retained collections that do not constitute purchase price or consideration for the sale or other Disposition of the asset subject to such Asset Sale received by the Company or any of its Subsidiaries for such Asset Sale) over (ii) the sum of (A) all payments on account of any Indebtedness that is secured on a priority basis to the Obligations under the Notes by a Permitted Lien on the appliable asset that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction or on account of any Indebtedness of a Non-Guarantor Subsidiary that was the transferor in respect - 13 - of such transaction, (B) the reasonable and customary out-of-pocket expenses incurred by such Person in connection with such transaction (including, without limitation, appraisals, brokerage, legal, title and recording or transfer tax expenses and commissions and legal, accounting and investment banking fees, sales commissions and other reasonable and customary fees and expenses) paid by such Person to third parties (other than Affiliates), (C) the taxes paid or the Company’s good faith and reasonable estimation of income, franchise, sales and other applicable taxes required to be paid as a result of such transaction, and (D) any amount subject to an escrow or provided as a reserve against any liabilities in respect of any indemnification obligations or purchase price adjustment associated with any such Disposition and which is reasonably expected to be paid (provided that, to the extent and at any time such amounts are not paid and are released from such escrow or reserve to the Company, such amounts shall constitute Net Proceeds) and (b) in connection with any issuance or sale of Indebtedness by the Company or any of its Subsidiaries, or any issuance or sale of Capital Stock by the Company, the cash proceeds received from such issuance or incurrence, net of the reasonable and customary out-of-pocket expenses incurred by such Person in connection with such transaction, including attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith paid by such Person to third parties (other than Affiliates). In the case of any non Wholly-Owned Subsidiary that is not a Note Party, “Net Proceeds” shall be reduced to the pro rata portion thereof attributable to such minority interests. “Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B- 3. “Non-Guarantor Subsidiary” means any Subsidiary of the Company that is not a Subsidiary Guarantor. “Note Agent” means any Registrar or Paying Agent. “Note Parties” means, collectively, the Company and each Subsidiary Guarantor. “Notes Documents” means this Indenture, the Notes, the Collateral Documents and the Intercreditor Agreement. “Obligations” means any principal, interest, fees, expenses (including any interest, fees, expenses and other amounts accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees, expenses and other amounts are allowed or allowable claims under applicable state, federal or foreign law), penalties, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness. “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company. - 14 - “Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 13.03. “Open of Business” means 9:00 a.m., New York City time. “Opinion of Counsel” means a written opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 13.03, subject to customary qualifications and exclusions. “Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Permitted ABL Facility” means an asset backed revolving credit facility of the Company, which may be guaranteed by any Subsidiary Guarantors (and, for the avoidance of doubt, with availability limited by a customary borrowing base), and otherwise on customary terms reasonably satisfactory to the Required Holders in their discretion, including that such facility shall be entitled to a priority Lien on assets of the type customarily included in the borrowing base (and no more than a junior Lien on any other Collateral, including junior to the Second Lien Indebtedness), and subject to a customary intercreditor agreement, in each case reasonably satisfactory to the Required Holders. “Permitted China Facility” means an asset backed revolving credit facility of the Luminar China Subsidiary (and, for the avoidance of doubt, with availability limited by a customary borrowing base), on customary terms satisfactory to the Required Holders in their reasonable discretion; provided that except as contemplated in clause (K) of the definition of “Permitted Investment”, any guarantee or other credit support by the Company or any other Subsidiary of the Company must be unsecured and subordinated in right of payment to the Obligations of the Company and the Subsidiary Guarantors under the Notes on terms and pursuant to documentation satisfactory to the Required Holders. “Permitted Investment” means: (A) (i) Investments by the Company or any Subsidiary in Subsidiary Guarantors, and (ii) Investments by any Note Party in Wholly-Owned Subsidiaries (other than the Luminar China Subsidiary) that are Non-Guarantor Subsidiaries of cash and Cash Equivalents or other assets (excluding Material Intellectual Property) in amounts (or with a Fair Market Value) of up to $5,000,000 in the aggregate at any one time outstanding; (B) any Investment in cash and Cash Equivalents; (C) any Investment by the Company or any Subsidiary in a Person, if, as a result of, or in connection with, such Investment: (i) such Person becomes or will become a Subsidiary Guarantor; or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, any Note Party; - 15 - (D) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 3.12 or from a Disposition of assets not constituting an Asset Sale; (E) any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business or consistent with past practice of the Company or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes; (F) advances or reimbursements to officers, directors, consultants and employees in the ordinary course of business or consistent with past practice, for travel, entertainment, relocation and analogous ordinary business purposes; (G) any Investment of the Company or any of its Subsidiaries existing on the Issue Date and set forth in Schedule 1.01, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date; provided that the amount of any such Investment may only be increased to the extent permitted under this Indenture; (H) guarantees of Indebtedness (in accordance with Section 3.09) and of performance guarantees, leases and other ordinary course obligations otherwise permitted by the terms of this Indenture and the creation of Liens on the assets of the Company or any of its Subsidiaries permitted by the terms of this Indenture; (I) receivables owing to the Company or any of its Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other pledges and deposits, if created, acquired or entered into in the ordinary course of business; (J) Investments consisting of purchases of inventory, supplies, raw materials or equipment in the ordinary course of business (not, for the sake of clarity, via purchases of business, lines of businesses, or entities); (K) Investments in the Luminar China Subsidiary consisting of (i) cash and Cash Equivalents in amounts of up to $10,000,000 in the aggregate during the term of this Indenture; (ii) additional amounts not to exceed $15,000,000 in the aggregate during the term of this Indenture in connection with adjustments in, or changes in the Company’s past practices relating to, industrialization arrangements between or among the Company, its Subsidiaries and various third parties, to the extent that the net result of Investments under this clause (ii) is to reduce the aggregate cost to the Company of such industrialization arrangements as compared to such industrialization arrangements or practices prior to giving effect to such adjustments or changes, (iii) guarantees or other credit support of the Permitted China Facility that are unsecured and are subordinated in right of payment of the Obligations of the Company and the Subsidiary Guarantors under the Notes, pursuant to documentation and on terms acceptable to the Required Holders, and (iv) credit support in the form of a letter of credit the beneficiary of which is the lender or agent

- 16 - under the Permitted China Facility issued under the Permitted ABL Facility in a face amount not to exceed an amount equal to (x) $11,000,000 reduced by (y) any prior draws on any such letter of credit; (L) advances, loans, rebates and extensions of credit (including the creation of receivables and endorsements for collection and deposit) to suppliers, lessors, licensors, licensees, distributors, advisors, hosts, producers, customers and vendors, and performance guarantees, in each case in the ordinary course of business or consistent with past practice; (M) Investments resulting from the acquisition of a Person otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person and were not acquired in contemplation of the acquisition of such Person; (N) stock, obligations or securities received in satisfaction of judgments and any renewal or replacement thereof; (O) to the extent constituting Investments, (i) lease, utility and other similar pledges and deposits, (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar pledges and deposits, and (iii) guarantees of business obligations owed to landlords, suppliers, customers and licensees of the Company and its Subsidiaries, in each case, in the ordinary course of business; (P) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Indenture; (Q) the granting of leases, subleases, licenses or sublicenses to others in the ordinary course of business that do not materially adversely interfere in the business of the Company and its Subsidiaries, taken as a whole, and the rights of such parties set forth in such agreements; provided that, if pertaining to Intellectual Property, such Investments constitute Permitted IP Licenses; (R) Investments in non-Wholly-Owned Subsidiaries, joint ventures, corporate collaborations or strategic alliances in the ordinary course of business of the Company or any of its Subsidiaries, in each case, for the purposes of bona fide collaborations with third parties in amounts of (i) up to (or with a Fair Market Value not to exceed) $10,000,000 in the aggregate at any one time outstanding, plus (ii) an unlimited amount to the extent consisting of, or made with the net cash proceeds from, the substantially concurrent sale (other than to a Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company; provided, further, that, to the extent the Company or any of its Subsidiaries control any such Subsidiary or joint venture and, after giving effect to such transaction, such Subsidiary or joint venture would not constitute an Excluded Subsidiary, such Person becomes a Subsidiary Guarantor in accordance with Section 3.19; (S) Swap Agreements permitted under Section 3.09; (T) any Investment, including any payments to customers, vendors or suppliers, (i) consisting of, or the consideration for which consists, of Capital Stock of the Company (other than Disqualified Stock) or (ii) made with the net cash proceeds from the substantially concurrent - 17 - sale (other than to a Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company; and (U) intercompany accounts receivable, accounts payable or advances of services or expenses between or among the Company and its Subsidiaries in connection with transfer pricing arrangements or charge-back agreements entered into in the ordinary course of business and consistent with industry practice. In the event that an Investment (or a portion thereof) meets the criteria of any of clauses (A) through (U) above, the Company may, in its sole discretion, classify, reclassify (based on circumstances existing on the date of such reclassification) or divide such Investment (or a portion thereof) between such clauses (A) through (U) in any manner that otherwise complies with this definition. “Permitted IP License” means a license or sublicense of Intellectual Property or any related distribution or commercialization rights; provided that, if related to Material Intellectual Property, such license or sublicense either (i) is non-exclusive both generally and with respect to any region, geography, field of use or therapeutic indication, (ii) provides for exclusivity with respect to a specific region or geography or with respect to a specified field of use or therapeutic indication and, in the case of any such exclusive license or sublicense described in this clause (ii), (A) has a finite term or other termination right which, in each case, provides the Company with a material reversionary interest in the applicable rights, and (B) does not provide for exclusivity with respect to any use of such Material Intellectual Property in the automotive or vehicular industry (whether directly or indirectly) in a Material Geography or (iii) would not constitute a Disposition hereunder. “Permitted Junior Indebtedness” means unsecured Indebtedness of the Company, provided that: (A) the stated final maturity of such Indebtedness shall not be earlier than the 180th day after the Maturity Date; (B) such Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, in whole or in part, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, the occurrence of a change in control or the occurrence of an asset sale) prior to the date that is the 180th day after the Maturity Date; and (C) such Indebtedness shall be expressly subordinated in right of payment or contractually subordinated to each of the Notes, the Guarantees and the Second Lien Indebtedness (including any guarantees thereof). “Permitted Liens” means, with respect to any Person: (A) Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, construction contractors’ or other like Liens, in each case for sums not yet overdue for a period of more than sixty (60) days after giving effect to any applicable grace period or that are bonded or being contested in good faith by appropriate proceedings; - 18 - (B) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable; (C) (i) leases, non-exclusive licenses, subleases and non-exclusive sublicenses of real property and other assets in the ordinary course of business which do not materially interfere with the ordinary conduct of the Company’s or any of its Subsidiaries’ business and other Liens incidental to the conduct of the Company’s or any of its Subsidiaries’ business which do not in the aggregate materially detract from the value of the property or assets subject thereto or interfere with the ordinary conduct of the Company’s or any of its Subsidiaries’ business in an material and adverse respect, (ii) Permitted IP Licenses, (iii) encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Subsidiaries or to the ownership of their properties, which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Subsidiaries, and (iv) rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any government, statutory or regulatory authority; (D) Liens arising from UCC financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; (E) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business; (F) Liens securing the Notes and the Guarantees; (G) Liens securing purchase money Indebtedness, Capital Lease Obligations, synthetic lease obligations and mortgages permitted under this Indenture; provided that such Liens do not at any time encumber any property or assets other than the property and assets financed thereby (together with any additions, accessions and improvements thereto and the proceeds or distributions thereof); (H) Liens on assets or property of the Company or any Subsidiary securing Treasury Management Arrangements or Swap Agreements; (I) customary Liens on insurance proceeds securing financed insurance premiums in the ordinary course of business; (J) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP; - 19 - (K) Liens in favor of the Company or any Subsidiary Guarantor; (L) Liens on Collateral securing debt permitted to be incurred under the Permitted ABL Facility; (M) Liens on Collateral securing the Second Lien Indebtedness, subject to the Intercreditor Agreement; (N) Liens on the “Borrower Securities Accounts” under, and as defined in, the St. James Loan Agreements; provided that, such Liens will cease to be permitted Liens if the Collateral Value (as defined in the St. James Loan Agreements) exceeds 200% of the outstanding balance in the “Borrower Securities Accounts”; (O) Liens on the assets of the Luminar China Subsidiary securing the Permitted China Facility; (P) pledges, deposits or Liens under workmen’s compensation laws, payroll taxes, unemployment insurance laws, social security laws or similar legislation, or in connection with bids, tenders, completion guarantees (other than for borrowed money), contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, judgment, customs, appeal or performance bonds, guarantees of government contracts, return-of-money bonds, bankers’ acceptance facilities (or other similar bonds, instruments or obligations), obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case incurred in the ordinary course of business or consistent with past practice; (Q) to the extent constituting a Lien, escrow arrangements securing indemnification obligations in connection with an acquisition of a Person or a Disposition that is otherwise permitted under this Indenture; (R) Liens (i) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired, which are to be applied against the purchase price for such acquisition; provided that (x) the aggregate amount of such advances shall not exceed the purchase price of such acquisition and (y) the property is acquired within ninety (90) days following the date of the first such advance so made; and (ii) consisting of any agreement, grant or option to sell, transfer or dispose of any property in a disposition of assets, in each case, solely to the extent such acquisition or disposition, as the case may be, would have been permitted on the date of the creation of such Liens; (S) Liens securing Indebtedness permitted under Section 3.09(B)(xxii); provided that (i) such Lien was not created in connection with, or in contemplation of, such acquisition (or such merger or consolidation), as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any of its Subsidiaries (other than, in the case of any such merger or consolidation, the assets of any Subsidiary without significant assets that was formed solely for the purpose of effecting such acquisition), (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition (or is so merged or consolidated), as the case may be and

- 20 - (iv) the Collateral Agent shall have a perfected security interest in the collateral securing such Indebtedness, junior only to such Lien on terms and conditions reasonably satisfactory to the Required Holders; (T) Liens securing or otherwise arising out of judgments, decrees, attachments, garnishments, orders, awards or other forms of levies or injunction not giving rise to an Event of Default so long as (a) any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated, (b) the period within which such proceedings may be initiated has not expired or (c) no more than sixty (60) days have passed after (i) such judgment, decree, attachment, garnishment, order, award or other form of levy or injunction has become final or (ii) such period within which such proceedings may be initiated has expired; and (U) Liens on assets of Non-Guarantor Subsidiaries securing Indebtedness or other obligations of such Subsidiaries that is permitted by Section 3.09 or otherwise not prohibited by this Indenture, and (ii) Liens on Capital Stock of joint ventures that are not a Note Party (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement. “Permitted Party” means (i) any of Austin Russell and his Affiliated Parties and (ii) any “group” within the meaning of Section 13(d) of the Exchange Act consisting solely of Permitted Parties. “Permitted Refinancing Indebtedness” means any Indebtedness for borrowed money of the Company or its Subsidiaries issued in exchange for, or the Net Proceeds of which are used to renew, refund, refinance, replace, defease or discharge (“Refinance”) other Indebtedness for borrowed money of the Company or its Subsidiaries; provided that: (A) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (such Indebtedness, the “Refinanced Indebtedness”) (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith); (B) such Permitted Refinancing Indebtedness has a final maturity date no earlier than either (i) the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) one hundred and eighty (180) days after the Maturity Date; (C) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is no shorter than the Weighted Average Life to Maturity of the portion of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; (D) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; (E) such Indebtedness is incurred either by the Company or its Subsidiary that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; (F) such Indebtedness is not secured by a Lien on any assets other than the assets securing the Indebtedness being renewed, - 21 - refunded, refinanced, replaced, defeased or discharged; and (G) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is secured by any of the Collateral on a basis that is junior in priority to the Liens on the Collateral, such Permitted Refinancing Indebtedness is (i) unsecured, (ii) secured by Liens that are subordinated to the Liens that secure the Notes at least to the same extent as the Liens securing the applicable Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (iii) solely if such Refinancing constitutes a Restricted Payment permitted by Section 3.11 of Refinanced Indebtedness secured by Liens that are subordinated to the Liens that secure the Obligations under the Notes, secured by Liens that are subordinated to the Liens that secure the Notes pursuant to the Intercreditor Agreement or another intercreditor agreement reasonably acceptable to the Trustee (acting at the direction of the Required Holders). “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture. “Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee. “Preferred Stock” means, with respect to any Person, any Capital Stock with preferential rights to any other Capital Stock of such Person with respect to payment of dividends or preferential rights upon liquidation, dissolution, or winding up. “Purchase Agreement” means that certain Purchase Agreement, dated as of August 6, 2024, between the Company, the Subsidiary Guarantors and the Initial Purchasers. “Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof. “Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03. “Redemption Date” means the date fixed, pursuant to Section 4.03(C), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption. “Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(E). - 22 - “Redemption Price” means, with respect to any repayment, prepayment or redemption of (whether on the Maturity Date or otherwise), or acceleration of, any Note (other than a prepayment or redemption pursuant to an Asset Sale Offer or a Change of Control Offer), an amount equal to the sum of (i) the outstanding principal amount so accelerated, prepaid or redeemed, plus (ii) an amount equal to 3.00% of such accelerated, prepaid or redeemed principal amount, plus (iii) an amount equal to: (i) if the acceleration, prepayment or Redemption Date occurs on or prior to August 15, 2026, an amount equal to 8.00% of the principal amount accelerated, prepayed or redeemed plus, if such acceleration, prepayment or redemption occurs on or prior to the first anniversary of the Issue Date, the Make-Whole Amount; (ii) if the acceleration, prepayment or Redemption Date occurs after August 15, 2026 and on or prior to August 15, 2027, an amount equal to 5.00% of the principal amount so accelerated, prepaid or redeemed; (iii) if the acceleration, prepayment or Redemption Date is after August 15, 2027, $0.00; plus, in each case, accrued and unpaid interest on such Notes to, but not including, the relevant Redemption Date (subject to Section 4.03(D)) or other repayment or payment date. “Refinance” has the meaning assigned in the definition of “Permitted Refinancing Indebtedness” and “Refinancing” and “Refinanced” have meanings correlative to the foregoing. “Refinanced Indebtedness” has the meaning assigned to such term in clause (A) of the definition of “Permitted Refinancing Indebtedness”. “Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on February 15, the immediately preceding February 1; (B) if such Interest Payment Date occurs on May 15, the immediately preceding May 1; (C) if such Interest Payment Date occurs on August 15, the immediately preceding August 1; and (D) if such Interest Payment Date occurs on November 15, the immediately preceding November 1. “Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto. “Required Holders” means, at any time of determination, Holders of a majority in aggregate principal amount of the then outstanding Notes, excluding any Notes held by the Company or any of its Affiliates. “Responsible Officer” means (A) any officer within the corporate trust administration of the Trustee or the Collateral Agent (or any successor group) or any other officer of the Trustee or the Collateral Agent customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter, any other officer to whom such - 23 - matter is referred because of his or her knowledge of, and familiarity with, the particular subject and, in each case, who will have direct responsibility for the administration of this Indenture. “Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1. “Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time. “Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time. “Secured Parties” shall have the meaning specified in the Security Agreement. “SEC” means the U.S. Securities and Exchange Commission. “Second Lien Indebtedness” means indebtedness governed by the Second Lien Indenture; provided, that any Second Lien Indebtedness issued after the date of this Indenture shall be comprised of Additional Notes (as defined in the Second Lien Indenture) of the Series 2 Notes (as defined in the Second Lien Indenture) issued under the Second Lien Indenture. “Second Lien Indenture” means that certain Indenture, dated as of the date hereof, by and among the Company and certain other Subsidiaries of the Company party thereto from time to time, the trustee thereunder, and the collateral agent named therein, as may be amended, amended and restated or modified, in each case, to the extent permitted by this Indenture and the Intercreditor Agreement. “Securities Act” means the U.S. Securities Act of 1933, as amended. “Security” means any Note. “Security Agreement” means that certain Security Agreement, dated as of the date hereof, by and among the Company, the Subsidiary Guarantors party thereto from time to time and the Collateral Agent, as amended, restated, amended and restated, supplemented, modified or replaced, in whole or in part, from time to time, in accordance with its terms. “Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes, or any group of Subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person. “Similar Business” means any business (A) the majority of whose revenues are derived from business or activities conducted by the Company and its Subsidiaries on the Issue Date; and (B) that is a natural outgrowth or reasonable extension, development, expansion of any business or activities conducted by the Company and its Subsidiaries on the Issue Date or any business

- 24 - similar, reasonably related, incidental, complementary or ancillary to any of the foregoing, including research and product development. “Special Interest” means any interest that accrues on any Note pursuant to Section 7.03. “St. James Indebtedness” means the credit facilities governed by the St. James Loan Agreements. “St. James Loan Agreements” means (a) that certain Non-Recourse Loan and Securities Pledge Agreement, dated as of February 23, 2024, by and among the Company and The St. James Bank & Trust Company Ltd and (b) that certain Non-Recourse Loan and Securities Pledge Agreement, dated as of February 23, 2024, by and among the Company and The St. James Bank & Trust Company Ltd, each as in effect on the Issue Date. “Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total (i) economic entitlements or (ii) voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity, is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; or (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company. Unless otherwise indicated or the context requires otherwise, references to a “Subsidiary” or “Subsidiaries” shall mean a Subsidiary (or the Subsidiaries) of the Company. “Subsidiary Guarantor” means, collectively, each Subsidiary of the Company that is not an Excluded Subsidiary and that executes this Indenture as a Subsidiary Guarantor on the Issue Date and each other Subsidiary of the Company that is not an Excluded Subsidiary that incurs or is required to incur, pursuant to the terms of this Indenture, a Guarantee by executing a supplemental indenture pursuant to Section 3.19, Section 6.02 or Section 12.03; provided that upon the release or discharge of such Subsidiary from its Guarantee in accordance with the terms of this Indenture, such Subsidiary automatically ceases to be a Subsidiary Guarantor. “substantially concurrent” means, with respect to two or more events, (i) the occurrence of such events within 30 days of one another or (ii) if a binding commitment to effect such second event is in effect at the date of occurrence of the first event, within 45 days of the first event. For the sake of clarity, where a transaction is required to be effected using net proceeds of a “substantially concurrent” issuance or incurrence, the issuance or incurrence must be the first of the two events to occur. - 25 - “Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its Subsidiaries shall be a Swap Agreement. “Term SOFR” means, the greater of (x) 3.00% per annum and (y) an interest rate per annum equal to the Term SOFR Reference Rate on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of the applicable Interest Period, as such rate is published on the Term SOFR Reference Website; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published on the Term SOFR Reference Website, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published on the Term SOFR Reference Website on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published on the Term SOFR Reference Website so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. “Term SOFR Reference Website” means (i) https://www.chathamfinancial.com/technology/us-market-rates, (ii) if the website referenced in the foregoing clause (i) is not operable or accessible, or if Term SOFR Reference Rate has not been published on such website, the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or (iii) a successor website setting forth the Term SOFR Reference Rate selected by the Company in good faith and agreed to by the Required Holders in good faith. “Term SOFR Reference Rate” means the 3-month term SOFR rate as set forth on the Term SOFR Reference Website. “Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer- Restricted Security upon the earliest to occur of the following events: (A) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer; (B) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and - 26 - (C) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice. The Trustee is under no obligation to determine whether any Security is a Transfer- Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto. “Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, overnight draft, credit cards, debit cards, p-cards (including purchasing cards, employee credit card programs and commercial cards), funds transfer, automated clearinghouse, direct debit, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services, netting services, cash pooling arrangements, credit and debit card acceptance or merchant services and other treasury or cash management services. “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended. “Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “Voting Stock” of any Person as of any date means the class or classes of Capital Stock of such Person that are at the time entitled to vote in the election of the Board of Directors of such Person. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (A) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse - 27 - between such date and the making of such payment; by (B) the then outstanding principal amount of such Indebtedness. “Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person. Section 1.02. OTHER DEFINITIONS.1 Term Defined in Section “Acceleration” ..................................................................................................................... 7.02(D) “Action” .............................................................................................................................. 11.01(H) “Affiliate Transaction” ....................................................................................................... 3.13(A) “After-Acquired Collateral” ....................................................................................... 3.20(A)3.20 “Asset Sale Offer” ............................................................................................................... 3.12(C) “Change of Control Offer” ................................................................................................. 3.17(B) “Default Interest” ................................................................................................................ 2.05(B) “Defaulted Amount” ........................................................................................................... 2.05(B) “Event of Default” ............................................................................................................... 7.01(A) “Excess Proceeds” ............................................................................................................... 3.12(B) “incur” .................................................................................................................................. 3.09(A) “Initial Notes” ...................................................................................................................... 2.03(A) “Minimum Liquidity Amount” ................................................................................................3.16 “Notes” ............................................................................................................................... Recitals “Offer Amount” ................................................................................................................... 3.12(C) “Paying Agent” .................................................................................................................... 2.06(A) “Permitted Debt” ................................................................................................................. 3.09(B) “Redemption Notice” .......................................................................................................... 4.03(E) “Register” ............................................................................................................................. 2.06(B) “Registrar” ........................................................................................................................... 2.06(A) “Reporting Entity” .............................................................................................................. 3.03(B) “Reporting Event of Default” ............................................................................................. 7.03(A) “Restricted Payment” ......................................................................................................... 3.11(A) “Second Commitment” ....................................................................................................... 3.12(B) “Specified Courts” ...................................................................................................................13.07 “Stated Interest” .................................................................................................................. 2.05(A) “Successor Entity” ............................................................................................................... 6.01(A) “Successor Subsidiary Guarantor” ............................................................................... 6.02(A)(i) 1 NTD: To be updated.

- 28 - Section 1.03. RULES OF CONSTRUCTION. For purposes of this Indenture: (A) “or” is not exclusive; (B) “including” means “including without limitation”; (C) “will” expresses a command; (D) the “average” of a set of numerical values refers to the arithmetic average of such numerical values; (E) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation; (F) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise; (G) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise; (H) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; (I) the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; (J) the term “interest,” when used with respect to a Note, includes any Default Interest, Additional Interest and Special Interest, unless the context requires otherwise; and (K) references herein to any notice, direction, request or other communication to be delivered or provided to the Trustee, the Collateral Agent or any Note Agent shall mean a notice, direction, request or other communication that is provided in writing and delivered in connection with this Indenture. Article 2. THE NOTES Section 2.01. FORM, DATING AND DENOMINATIONS. The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication. - 29 - Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10. The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations. Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note. The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note. Section 2.02. EXECUTION, AUTHENTICATION AND DELIVERY. (A) Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, electronic or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company. (B) Authentication by the Trustee and Delivery. (i) No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually or electronically signs the certificate of authentication of such Note. (ii) The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually or electronically sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary (or the Trustee as its custodian), then the Trustee will promptly deliver such Note in accordance with such Company Order. (iii) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the - 30 - same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake. Section 2.03. INITIAL NOTES AND ADDITIONAL NOTES. (A) Initial Notes. On the Issue Date, there will be originally issued one hundred million dollars ($100,000,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes”. (B) Additional Notes. The Company may not issue any additional Notes under this Indenture except pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.12. Section 2.04. METHOD OF PAYMENT. (A) Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date, or otherwise) of, interest on and any other repurchase or Redemption Price on, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture. (B) Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date, or otherwise) of, interest on and any other repurchase or Redemption Price on, any Physical Note no later than the time the same is due as provided in this Indenture by wire transfer of immediately available funds to such account of the Holder which the Holder has provided a prior written notice to the Company, the Trustee and the Paying Agent pursuant to the immediately following sentence. Payments to Holders shall be made to the account designated by such Holder in the last notice received from such Holder prior to the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due; provided that, if no such account is designated by a Holder prior to the applicable payment date, such payment shall be made by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. Section 2.05. ACCRUAL OF INTEREST; DEFAULTED AMOUNTS; WHEN PAYMENT DATE IS NOT A BUSINESS DAY. (A) Accrual of Interest. Each Note will accrue interest for each Interest Period at a floating rate per annum equal to Term SOFR (as calculated on the applicable Periodic Term SOFR Determination Day for such Interest Period) plus 9.00% (the “Stated Interest”), plus any Additional Interest and Special Interest that may accrue pursuant to Sections 3.04 and Section 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to - 31 - Section 4.03(D) (but without duplication of any payment of interest), payable quarterly in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. (B) Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues plus 2.00%, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid in any lawful manner, including on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date. (C) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Section 2.06. REGISTRAR AND PAYING AGENT. (A) Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); and (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”). If the Company fails to maintain a Registrar and Paying Agent, then the Trustee will act as such and will be entitled to receive compensation therefor in accordance with this Indenture and any other agreement between the Trustee and the Company. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar and/or Paying Agent without prior notice to the Holders. Notwithstanding anything to the contrary in this Section 2.06(A), each of the Registrar and Paying Agent with respect to any Global Note must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures. (B) Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase and Redemption of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee shall treat each Person whose name is recorded as a

- 32 - Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. (C) Co-Agents; Company’s Right to Appoint Successor Registrars and Paying Agents. The Company may appoint one or more co-Registrars and co-Paying Agents, each of whom will be deemed to be a Registrar or Paying Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar or Paying Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent. (D) Initial Appointments. The Company appoints the Trustee as the initial Paying Agent and the initial Registrar. Section 2.07. PAYING AGENT TO HOLD PROPERTY IN TRUST. The Company will require each Paying Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of the Secured Parties all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Secured Parties all money and other property held by it as Paying Agent; and (B) references in this Indenture or the Notes to the Paying Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (viii) or (ix) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent), the Trustee will serve as the Paying Agent for the Notes. Section 2.08. HOLDER LISTS. If the Trustee is not the Registrar, then the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders. - 33 - Section 2.09. LEGENDS. (A) Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note). (B) Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend. (C) Restricted Note Legend. Subject to the other provisions of this Indenture, (i) each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and (ii) if a Note is issued in exchange for, in substitution of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Sections 2.10(B), 2.10(C), 2.11 or 2.12, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution. (D) Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted. (E) Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend. Section 2.10. TRANSFERS AND EXCHANGES; CERTAIN TRANSFER RESTRICTIONS. (A) Provisions Applicable to All Transfers and Exchanges. (i) Generally. Subject to and in accordance with this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time. The Registrar will record each transfer or exchange of Physical Notes or, subject to (B)(i), a Global Note in the Register. (ii) Transferred and Exchanged Notes Remain Valid Obligations of the Company. Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable. (iii) No Services Charge; Transfer Taxes. The Company, the Subsidiary Guarantors, the Trustee and the Note Agents will not impose any service charge on any - 34 - Holder for any transfer or exchange of Notes, but the Company, the Subsidiary Guarantors, the Trustee, the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges pursuant to Section 2.11, 2.16 or 8.05 not involving any transfer. (iv) Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination. (v) Trustee’s Disclaimer. The Trustee and the Note Agents will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture. (vi) Legends. Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09. (vii) Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction. (viii) Interpretation. For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number. (ix) Neither the Trustee nor any Note Agent will have any responsibility for any action taken or not taken by the Depositary. (B) Transfers and Exchanges of Global Notes. (i) Certain Restrictions. Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, - 35 - however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if: (1) (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation; (2) an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or (3) the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest. (ii) Effecting Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof): (1) the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, then the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.14); (2) if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note; (3) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and (4) if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.

- 36 - (iii) Compliance with Depositary Procedures. Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures. (C) Transfers and Exchanges of Physical Notes. (i) Requirements for Transfers and Exchanges. Subject to and in accordance with this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must: (1) surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and (2) deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D). (ii) Effecting Transfers and Exchanges. Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination): (1) such old Physical Note will be promptly cancelled pursuant to Section 2.14; (2) if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09; (3) in the case of a transfer: (a) to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized - 37 - Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount that is to be so transferred but that is not effected by notation as provided above; and (y) bear each legend, if any, required by Section 2.09; and (b) to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and (4) in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09. (D) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to: (i) cause such Note to be identified by an “unrestricted” CUSIP number; (ii) remove such Restricted Note Legend; or (iii) register the transfer of such Note to the name of another Person, then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that, no such certificates, documentation or evidence (other than, in the case of the following clause (v), a - 38 - written request in the form contemplated by Section 2.10(E)) need be so delivered (v) on or after the six (6) month anniversary of the Issue Date if the requirements of Rule 144(c) and (i) are then satisfied with respect to the Company; (w) in connection with any transfer of a beneficial interest in a Global Note pursuant to Rule 144A; (x) in connection with any transfer of such Note to the Company or one of its Subsidiaries; (y) in connection with any transfer of such Note pursuant to an effective registration statement under the Securities Act; or (z) on or after the one (1) year anniversary of the Issue Date unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice. (E) Certain De-Legending Procedures. If a Holder of any Note, or an owner of a beneficial interest in any Global Note, transfers such Note or share in compliance with Rule 144 and delivers to the Company a written request, certifying that it is not, and has not been at any time during the preceding three (3) months, an Affiliate of the Company, to reissue such Note or share without a Restricted Note Legend, then the Company will cause the same to occur (and, if applicable, cause such Note or share to thereafter be represented by an “unrestricted” CUSIP or ISIN number in the facilities of the related depositary), and will use its commercially reasonable efforts to cause such occurrence within two (2) Business Days of such request. (F) Transfers of Notes Subject to Redemption or Repurchase. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due. Section 2.11. EXCHANGE AND CANCELLATION OF NOTES TO BE REPURCHASED PURSUANT TO AN ASSET SALE OFFER, A CHANGE OF CONTROL OFFER OR REDEMPTION. (A) Partial Repurchases of Physical Notes Pursuant to an Asset Sale Offer, a Change of Control Offer or Redemption. If only a portion of a Physical Note of a Holder is to be repurchased pursuant to an Asset Sale Offer, a Change of Control Offer or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for Redemption or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so repurchased, as applicable, which Physical Note will be repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such Redemption or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.17. (B) Cancellation of Notes that Are Repurchased Pursuant to an Asset Sale Offer, a Change of Control Offer or Redemption. - 39 - (i) Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be repurchased pursuant to an Asset Sale Offer, a Change of Control Offer or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.17 and the time such Physical Note is surrendered for such Redemption or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.14; and (2) in the case of a partial Redemption or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09. (ii) Global Notes. If a Global Note (or any portion thereof) is to be repurchased pursuant to an Asset Sale Offer, a Change of Control Offer or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.17, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.14). Section 2.12. REPLACEMENT NOTES. If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company, the Trustee and the Collateral Agent to protect the Company, the Trustee and the Collateral Agent from any loss that any of them may suffer if such Note is replaced. Every replacement Note issued pursuant to this Section 2.12 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture. Section 2.13. REGISTERED HOLDERS; CERTAIN RIGHTS WITH RESPECT TO GLOBAL NOTES. Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, but subject to Section 8.07, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Subsidiary Guarantors, the Trustee, the Collateral Agent and the Note Agents, and

- 40 - their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company, the Subsidiary Guarantors, the Collateral Agent and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary. Neither the Trustee nor any other Note Agent will have any responsibility or liability for any aspects of the records maintained by, or any other actions or omissions of, the Depositary or any of the Depositary Participants or Indirect Participants. Section 2.14. CANCELLATION. Without limiting the generality of Section 3.07, the Company may at any time deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange or payment. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. The Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange or payment. For the avoidance of doubt, the cancelation of Notes shall be effectuated in accordance with the Trustee’s customary procedures. Section 2.15. NOTES HELD BY THE COMPANY OR ITS AFFILIATES. Without limiting the generality of Section 2.17 and Section 3.07, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or other action under this Indenture, Notes (if any) owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee or the Collateral Agent is protected in relying on any such direction, waiver, consent or other action, only Notes that a Responsible Officer of the Trustee or the Collateral Agent, as applicable, actually knows are so owned will be so disregarded. Section 2.16. TEMPORARY NOTES. Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes. Section 2.17. OUTSTANDING NOTES. (A) Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee - 41 - for cancellation in accordance with Section 2.14; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B) or (C) of this Section 2.17. Notwithstanding anything herein to the contrary, with respect to any requirement for the Trustee or any Note Agent to record any transfer or exchange through a notation on the “Schedule of Exchanges of Interests in the Global Note”, such notation shall be deemed made for all purposes without any further action upon the Trustee or the Registrar updating the Register to reflect any applicable increase or decrease in the applicable Global Note. (B) Replaced Notes. If a Note is replaced pursuant to Section 2.12, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law. (C) Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a repurchase date under Section 3.12 or Section 3.17 or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price or applicable repurchase price, together with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.03(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price or applicable repurchase price of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture. (D) [Reserved]. (E) Cessation of Accrual of Interest. Except as provided in Section 4.03(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.17, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note. Section 2.18. REPURCHASES BY THE COMPANY. Without limiting the generality of Section 2.14 and Section 3.07, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions or otherwise, whether through private or public tender or exchange offers, cash-settled swaps, other cash-settled derivatives or private open market repurchases not involving a tender offer with one or more Holders without the consent of or delivering prior notice to Holders. Section 2.19. CUSIP AND ISIN NUMBERS. The Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or - 42 - accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes. Article 3. COVENANTS Section 3.01. PAYMENT ON NOTES. (A) Generally. The Company will pay or cause to be paid the Redemption Price and, without duplication, all the principal of, any applicable premium, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture. (B) Deposit of Funds. Before 11:00 A.M., New York City time, on each applicable Redemption Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose. Section 3.02. [RESERVED]. Section 3.03. FINANCIAL REPORTING INFORMATION. (A) For so long as any Notes are outstanding, the Company shall deliver to the Trustee, for prompt further distribution by the Trustee to each Holder, a copy of all of the information and reports referred to below: (i) within fifteen (15) days after the time period specified in the SEC’s rules and regulations for non-accelerated filers (or such earlier date on which the Company is required to file a Form 10-K under the Exchange Act, if applicable), annual reports of the Reporting Entity (as defined below) for such fiscal year containing the information that would have been required to be contained in an annual report on Form 10-K (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC; (ii) within fifteen (15) days after the time period specified in the SEC’s rules and regulations for non-accelerated filers (or such earlier date on which the Company is required to file a Form 10-Q under the Exchange Act, if applicable), quarterly reports of the Reporting Entity for such fiscal quarter containing the information that would have been required to be contained in a quarterly report on Form 10-Q (or any successor or comparable form) if the Reporting Entity had been a reporting company under the Exchange Act, except to the extent permitted to be excluded by the SEC; and (iii) within fifteen (15) days after the time period specified in the SEC’s rules and regulations for filing or furnishing current reports on Form 8-K (or such earlier date on which the Company is required to file or furnish a Form 8-K under the Exchange Act, if applicable), current reports of the Reporting Entity containing substantially all of the information that would be required to be filed or furnished in a current report on - 43 - Form 8-K under the Exchange Act on the Issue Date pursuant to Sections 1, 2 and 4, Items 5.01, 5.02 (a), (b) and (c) and Item 9.01(a) and (b) (only to the extent relating to any of the foregoing) of Form 8-K if the Reporting Entity had been a reporting company under the Exchange Act. In addition to providing such information to the Trustee, the Company shall make available to the Holders, bona fide, prospective investors in the Notes (which prospective investors may be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act that certify their status as such to the satisfaction of the Company) and securities analysts (solely to the extent providing analysis of an investment in the Notes) the information required to be provided pursuant to the foregoing clauses (i), (ii) and (iii), by posting such information to its website (or the website of any of the Company’s parent companies, including the Reporting Entity) or on IntraLinks or any comparable online data system or website. Notwithstanding the foregoing, (A) if neither the Company nor another Reporting Entity is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, neither the Company nor another Reporting Entity will be required to deliver any information, certificates or reports that would otherwise be required by (i) Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K or (ii) Item 10(e) of Regulation S-K promulgated by the SEC with respect to any non-generally accepted accounting principles financial measures contained therein, (B) such reports will not be required to contain financial information required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or include any exhibits or certifications required by Form 10-K, Form 10-Q or Form 8-K (or any successor or comparable forms) or related rules under Regulation S-K. (B) The financial statements, information and other documents required to be provided as described in this Section 3.03 may be those of (i) the Company or (ii) any direct or indirect parent of the Company (any such entity, a “Reporting Entity”), so long as in the case of clause (ii) such direct or indirect parent of the Company shall not conduct, transact or otherwise engage, or commit to conduct, transact or otherwise engage, in any material business or operations other than its direct or indirect ownership of all of the Capital Stock in, and its management of, the Company; provided that, if the financial information so delivered relates to such direct or indirect parent of the Company, the same is accompanied by a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand. (C) In addition, the Company will make such information available to prospective investors upon request. The Company has agreed that, for so long as any Notes remain outstanding during any period when neither it nor another Reporting Entity is subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. (D) Notwithstanding the foregoing, the Company will be deemed to have delivered such reports and information referred to in this Section 3.03 to the Holders, prospective investors, securities analysts and the Trustee for all purposes of this Indenture if the Company or another

- 44 - Reporting Entity has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available. In addition, the requirements of this Section 3.03 shall be deemed satisfied and the Company will be deemed to have delivered such reports and information referred to this Section 3.03 to the Trustee and the Holders, prospective investors and securities analysts for all purposes of this Indenture by the posting of reports and information that would be required to be provided on the Company’s website (or that of any of the Company’s parent companies, including the Reporting Entity). The Trustee shall have no obligation to monitor whether the Company posts such reports, information and documents on the Company’s website (or that of any of the Company’s parent companies, including the Reporting Entity) or the SEC’s EDGAR service, or collect any such information from the Company’s (or any of the Company’s parent companies) website or the SEC’s EDGAR service. (E) The Company will hold quarterly conference calls, beginning with the first full fiscal quarter ending after the Issue Date, for all Holders of the Notes, prospective investors, market makers affiliated with any Initial Purchaser of the Notes and securities analysts to discuss such financial information no later than ten (10) Business Days after the distribution of such information required by clauses (i) or (ii) of Section 3.03(A) and, prior to the date of each such conference call, will announce the time and date of such conference call and either include all information necessary to access the call or inform Holders of the Notes, prospective investors, market makers affiliated with any Initial Purchaser of the Notes and securities analysts how they can obtain such information, including, without limitation, the applicable password or login information (if applicable). For the avoidance of doubt, the holding of the Company’s regular quarterly earnings call in accordance with past practice shall satisfy its obligations under this Section 3.03(E). (F) The Company will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. At the request of the Trustee, acting at the direction of a Holder or Holders holding not less than 10% in aggregate principal amount of the then outstanding Notes, the Company will, and will cause each of its Subsidiaries to, permit any authorized representatives (including appointed third party agents) of such Holder or Holders to visit and inspect any of the properties of the Company and any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and, subject to the following proviso, as often as may reasonably be requested, and by this provision the Company authorizes such accountants to discuss with the Trustee and such Holders and such representatives the affairs, finances and accounts of the Company and its Subsidiaries, in each case, at the Company’s expense; provided, that (i) prior to being permitted to engage in any such visitation, inspection or access rights provided for under this Section 3.03(F), any such Holder or Holders and their applicable representatives shall have executed a standard confidentiality agreement in favor of the Company on customary terms reasonably satisfactory to the Company and such Holder or Holders and their applicable representatives (as applicable) and (ii) absent the occurrence and continuance of an Event of Default, (x) no more than two (2) such visits and inspections of any particular entity or location, as applicable, shall be permitted in any fiscal year and (y) the Company shall be required to reimburse the Trustee and the Holders for not more than one (1) such visit and inspection of any particular location or property in any fiscal year. - 45 - (G) The Company will, and will cause each of its Subsidiaries to, promptly provide to the Trustee such additional information regarding the business and financial affairs of the Company or any of its Subsidiaries, or compliance with the terms of the Notes Documents, as the Trustee, acting at the direction of a Holder or Holders holding not less than 10% in aggregate principal amount of the then outstanding Notes, may from time to time reasonably request in writing; provided that the Company may condition any Holder or Holders receipt of any such information provided for under this Section 3.03(G), on such Holder or Holders having executed a standard confidentiality agreement in favor of the Company on customary terms reasonably satisfactory to the Company and such Holder or Holders and their applicable representatives (as applicable). Delivery of reports, information and documents to the Trustee pursuant to this Section 3.03 is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on the Officer’s Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. Section 3.04. ADDITIONAL INTEREST. (A) Accrual of Additional Interest. If, at any time during the six (6) month period beginning on, and including, the date that is six (6) months after the Issue Date of any Note: (i) the Company fails to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder); or (ii) such Note is not otherwise Freely Tradable, then Additional Interest will accrue on such Note for each day during such period on which such failure is continuing or such Note is not Freely Tradable. (B) Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first one hundred twenty (120) days on which Additional Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Additional Interest, together with any Special Interest, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Special Interest that accrues on such Note. - 46 - (C) Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. Neither the Trustee nor the Paying Agent will have a duty to determine whether any Additional Interest is payable or the amount thereof. (D) Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable. Section 3.05. COMPLIANCE AND DEFAULT CERTIFICATES. (A) Quarterly Compliance Certificate. Within forty-five (45) days after September 30, 2024 and each fiscal quarter of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee (i) stating that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal quarter with a view towards determining whether any Default or Event of Default has occurred; and (ii) stating whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto). (B) Monthly Compliance Certificate. Within fifteen (15) days following the end of each calendar month, commencing with the first month ended after issuance of the Notes, the Company will deliver an Officer’s Certificate to the Trustee stating that the signatory thereto has supervised a review of the Liquidity of the Company during such calendar month with a view towards determining whether the Company’s Liquidity was at all times during such calendar month in compliance with Section 3.16; stating whether the Company’s Liquidity was less than the Minimum Liquidity Amount at the end of, or for more than 5 days of, such calendar month; and setting forth a calculation of the Company’s Liquidity as of the last day of such calendar month. (C) Default Certificate. If a Default or Event of Default occurs, then the Company will, promptly and in any event within fifteen (15) days after its first occurrence, deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto. Section 3.06. STAY, EXTENSION AND USURY LAWS. To the extent that it may lawfully do so, each of the Company and each Subsidiary Guarantor (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee or the Collateral Agent - 47 - by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted. Section 3.07. ACQUISITION OF NOTES BY THE COMPANY AND ITS AFFILIATES. Without limiting the generality of Section 2.17, Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be promptly delivered to the Trustee for cancellation. The Company will use commercially reasonable efforts to prevent any of its controlled Affiliates from acquiring any Note (or any beneficial interest therein). Section 3.08. CORPORATE EXISTENCE. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such corporate existence of any of its Subsidiaries if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and all material assets of any such Subsidiaries have been assigned to the Company or another Subsidiary (that is, to the extent such Subsidiary is a Note Party, also a Note Party), and that the loss thereof is not adverse in any material respect to the Holders. Section 3.09. LIMITATION ON INCURRENCE OF INDEBTEDNESS. (A) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into a guarantee of or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Disqualified Stock or Preferred Stock. (B) Notwithstanding anything to the contrary therein, Section 3.09(A) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock or Preferred Stock (collectively, “Permitted Debt”): (i) (a) Indebtedness of the Company under the Existing Convertible Notes outstanding on the Issue Date, and any Permitted Refinancing Indebtedness in respect thereof, and (b) the incurrence by the Note Parties of the Notes and the related Guarantees; (ii) the incurrence by the Company or any Subsidiary of purchase money Indebtedness to finance the acquisition of personal property, including Capital Lease Obligations, synthetic lease obligations or mortgage financings and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancing Indebtedness to refinance such Indebtedness; provided, however, that (x) the aggregate principal amount of Indebtedness permitted by this clause (ii) shall not exceed, at any one time outstanding, $15,000,000 and (y) if secured, such Liens shall attach only to the assets acquired with such

- 48 - Indebtedness and shall not extend to any other property or assets of the Company and any of its Subsidiaries; (iii) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness (or the guarantees of any such intercompany Indebtedness) between or among the Company or any of its Subsidiaries to the extent specifically excluded from the definition of Investment or otherwise constituting a Permitted Investment, provided, however, that any such Indebtedness owed by the Company or a Subsidiary Guarantor to a Non-Guarantor Subsidiary is subordinated in right of payment of the Obligations of the Company or such Subsidiary Guarantor under the Notes or the applicable Guarantee, and provided, further, that (x) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary and (y) any sale or other transfer of any such Indebtedness to a Person that is not the Company or a Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (iii); (iv) the issuance by any of the Company’s Subsidiaries to the Company or any Subsidiary Guarantor of shares of Preferred Stock; provided, however, that (x) any subsequent issuance or transfer of Capital Stock that results in any such Preferred Stock being held by a Person other than the Company or a Subsidiary Guarantor and (y) any sale or other transfer of any such Preferred Stock to a Person that is not the Company or a Subsidiary Guarantor, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Subsidiary that was not permitted by this clause (iv); (v) contingent liabilities under performance, indemnity, bid, stay, customs, appeal, replevin and surety bonds, performance and completion guarantees or similar instruments incurred in the ordinary course of business; (vi) the incurrence by the Company (and the guaranty by any Subsidiary Guarantors) of Second Lien Indebtedness in an aggregate principal amount not to exceed $274,245,000 at any time outstanding (together with any Permitted Refinancing Indebtedness in respect thereof); provided, that such Second Lien Indebtedness or the proceeds thereof shall be used solely to finance or effect the repurchase, redemption, defeasance or exchange or other acquisition or retirement for value of Existing Convertible Notes; (vii) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness under the Permitted ABL Facility in an aggregate principal amount not to exceed $100,000,000 at any time outstanding; (viii) the incurrence by the Company of the St. James Indebtedness in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; (ix) Unsecured Indebtedness in respect of Permitted Junior Indebtedness in an aggregate principal amount not to exceed the difference between (a) $250,000,000 minus (b) the aggregate principal amount of (1) Existing Convertible Notes then outstanding plus - 49 - (2) any Second Lien Indebtedness issued after the date of this Indenture (and, in each case, any Permitted Refinancing Indebtedness with respect thereto); (x) the incurrence of contingent liabilities arising out of endorsements of checks, drafts and other similar instruments for deposit or collection in the ordinary course of business; (xi) the incurrence of Indebtedness in the ordinary course of business under any agreement between the Company or any of its Subsidiaries and any commercial bank or other financial institution relating to Treasury Management Arrangements; (xii) Indebtedness (other than for borrowed money) owed to any Person providing property, casualty, liability or other insurance to the Company or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, the premiums with respect to such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only for a period not exceeding twelve months; (xiii) Obligations in respect of governmental grants, financial aid, tax incentives, subsidies, tax holidays and other similar governmental benefits or incentives, and guarantees or restrictions related thereto; (xiv) Indebtedness incurred by the Company or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or to landlords, utilities and/or vendors in the ordinary course of business, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; (xv) Indebtedness representing deferred compensation or similar obligation to employees of the Company or any of its Subsidiaries or incurred in the ordinary course of business; (xvi) customer deposits and advance payments received in the ordinary course of business from customers for goods and services in the ordinary course of business; (xvii) Indebtedness incurred in connection with judgments, decrees, attachments or awards that do not constitute an Event of Default under Section 7.01(A)(x); (xviii) Indebtedness in the form of reimbursements owed to officers, directors, consultants and employees of the Company or any of its Subsidiaries in the ordinary course of business; (xix) Indebtedness or issuance of Disqualified Stock of the Company and the incurrence or issuance of Indebtedness, Disqualified Stock or Preferred Stock of any Subsidiary in an aggregate outstanding principal amount or liquidation preference that, - 50 - when aggregated with the outstanding principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred or issued, as applicable, pursuant to this clause (xix), together with any Permitted Refinancing Indebtedness in respect thereof, does not exceed (as of the date such Indebtedness, Disqualified Stock or Preferred Stock is issued, incurred or otherwise obtained) $500,000 in the aggregate; (xx) Swap Agreements not entered into for speculative purposes; (xxi) (a) Indebtedness of the Luminar China Subsidiary in respect of the Permitted China Facility in an aggregate principal amount not to exceed $75,000,000 at any time outstanding, less any Net Proceeds applied to the repayment the Permitted China Facility in accordance with (i) of the definition of “Net Proceeds” and (b) Indebtedness of the Company constituting a guaranty of or other credit support for the Permitted China Facility that, is unsecured and is subordinated in right of payment to the Notes on terms and pursuant to documentation acceptable to the Required Holders; (xxii) Indebtedness of a Person existing at the time such Person was acquired by the Company or became its Subsidiary or assets were acquired from such Person; provided that (w) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (x) neither the Company nor any of its Subsidiaries other than the Person (and its Subsidiaries) or assets acquired has any liability or obligation with respect to such Indebtedness, (y) the aggregate principal amount at any time outstanding of Indebtedness under this clause (xxii) shall not exceed $25,000,000 at any time outstanding, and any Permitted Refinancing Indebtedness in respect thereof and (z) such Person shall become a Note Party and shall grant a Lien (which may be junior to any existing Lien securing such assumed Indebtedness) to secure the Notes; (xxiii) Indebtedness arising from agreements of the Company or any of its Subsidiaries providing for indemnification, adjustment of purchase price, earn-out, deferred payment, deferred purchase price, royalty, milestone or similar obligations, in each case incurred or assumed with the acquisition or disposition of any business, assets or Capital Stock of the Company or any of its Subsidiaries, other than, in the case of any such disposition by the Company or any of its Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock, in an aggregate amount not to exceed $10,000,000 at any time outstanding; (xxiv) Indebtedness incurred by the Company or any of its Subsidiaries consisting of (a) the financing of insurance premiums in the ordinary course of business or (b) take- or-pay obligations contained in supply agreements in the ordinary course of business; (xxv) Indebtedness incurred by the Company or any of its Subsidiaries in the ordinary course of business arising from treasury, payment processing services, cash pooling, depository, over-draft and cash management services; - 51 - (xxvi) customer deposits and advance payments received in the ordinary course of business from customers or vendors for goods or services purchased in the ordinary course of business; (xxvii) Indebtedness not to exceed $1,000,000 at any time outstanding in the form of (a) guarantees of loans and advances to officers, directors and employees and (b) reimbursements owed to officers, directors and employees of the Company or any of its Subsidiaries; (xxviii) performance guarantees by the Company or any Subsidiary with respect to the performance of any obligation of any other Subsidiary; and (xxix) other Indebtedness in an aggregate amount not to exceed $1,000,000 at any time outstanding. (C) For purposes of determining compliance with this Section 3.09, in the event that an item of proposed Indebtedness or Disqualified Stock meets the criteria of more than one of the categories of Permitted Debt described above, the Company will be permitted to classify all or a portion of such item of Indebtedness or Disqualified Stock on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock (based on circumstances existing on the date of reclassification), in any manner that complies with this covenant. The accrual of interest, the accrual of dividends, the payment of interest on any Indebtedness in the form of additional Indebtedness, the payment of interest in the form of additional shares of preferred Capital Stock or Disqualified Stock, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. (D) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 3.09, the maximum amount of Indebtedness that the Company may incur pursuant to this Section 3.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

- 52 - Section 3.10. LIMITATION ON LIENS. The Company shall not, nor will it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien to secure Indebtedness on any property or asset of, whether now owned or hereafter acquired, the Company or any of its Subsidiaries, except for Permitted Liens. Section 3.11. LIMITATION ON RESTRICTED PAYMENTS. (A) The Company will not, and the Company will not permit any of its Subsidiaries to: (i) declare or pay any dividend or make any payment or distribution (a) on account of the Company’s or any of its Subsidiaries’ Capital Stock (including any payment made in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or (b) to the direct or indirect holders of the Company’s or any of its Subsidiaries’ Capital Stock in their capacity as holders, other than (x) dividends or distributions by the Company payable solely in Capital Stock (other than Disqualified Stock) of the Company or (y) dividends or distributions by the Company or any of its Subsidiaries to the Company or another Subsidiary (and in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly-Owned Subsidiary, the Company or such Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Capital Stock in such class or series of securities); (ii) purchase, redeem, defease or otherwise acquire or retire for value (including any payment made in connection with any merger or consolidation involving the Company or any of its Subsidiaries) any Capital Stock of the Company or any Subsidiary held by Persons other than the Company or any Subsidiary; (iii) purchase, repay, prepay, repurchase, redeem, defease, acquire or retire for value any Indebtedness of the Company and its Subsidiaries junior in right of payment or lien priority to the Notes (including the Second Lien Indebtedness) or the Existing Convertible Notes (and any Permitted Refinancing Indebtedness in respect thereof), except in each case any payment of principal at the stated maturity thereof; or (iv) make any Investment other than a Permitted Investment, (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”). (B) Notwithstanding anything to the contrary contain herein, the provisions of this Section 3.11 will not prohibit: (i) the payment of any dividend or distribution or consummation of any redemption within sixty (60) days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with any other provision of this Section 3.11; - 53 - (ii) cashless repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other securities convertible into or exercisable or exchangeable for Capital Stock if such Capital Stock represents a portion of the exercise, conversion or exchange price thereof; (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of the Indebtedness of the Company or any Subsidiary junior to the Notes upon a Change of Control or Asset Sale or analogous construct contained in the instrument pursuant to which such Indebtedness or Disqualified Stock was issued pursuant to a provision no more favorable, including purchase price, to the holders thereof than the provisions set forth under Section 3.12 and Section 3.17, as applicable, but only if the Company or such Subsidiary has first complied with its obligations under Section 3.12 and Section 3.17, as applicable; (iv) each Subsidiary may make Restricted Payments to the Company or another Subsidiary which is the immediate parent of the Subsidiary making such Restricted Payment; (v) repurchases of Capital Stock deemed to occur (a) upon the exercise or conversion of stock options, warrants, convertible notes or similar rights to acquire Capital Stock to the extent that such Capital Stock represents all or a portion of the exercise, exchange or conversion price of those stock options, warrants, convertible notes or similar rights, or (b) upon the withholding of a portion of Capital Stock granted or awarded to a current or former director, officer, employee, manager or director of the Company or any of its Subsidiaries (or consultant or advisor or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) solely to the extent necessary to pay for the taxes payable by such Person upon such grant or award (or upon the vesting thereof); (vi) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Capital Stock of the Company (a) held by any future, present or former employee, director, officer or consultant of the Company or any other Subsidiary upon such Person’s death, disability, retirement or termination of employment and (b) pursuant to and accordance with any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (vi)(b) do not exceed $2,500,000 in any calendar year; (vii) the making of any Restricted Payment using, in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the common equity of the Company or from the substantially concurrent sale (other than to a Subsidiary) of, Capital Stock (other than Disqualified Stock) of the Company to the extent such proceeds are not otherwise applied to the making of Restricted Payments pursuant to this Section 3.11; (viii) any non Wholly-Owned Subsidiary may make Restricted Payments (which may be in cash) to its shareholders, members or partners generally, so long as the Company - 54 - or the Subsidiary which owns the Capital Stock in the Subsidiary making such Restricted Payment receives at least its pro rata share thereof (based upon its relative holding of the Capital Stock in the Subsidiary making such Restricted Payment and taking into account the relative preferences, if any, of the various classes of Capital Stock of such Subsidiary); (ix) the payment of cash in lieu of the issuance of fractional shares of Capital Stock in connection with any dividend or split of, or upon exercise, conversion or exchange of warrants, options or other securities exercisable or convertible into, or exchangeable for Capital Stock of the Company or in connection with the issuance of any dividend otherwise permitted to be made under this Section 3.11; (x) (a) any conversion of the Second Lien Indebtedness to Capital Stock of the Company in accordance with the Second Lien Indenture, and (b) the payment (either in cash or by converting such cash amount into additional Capital Stock of the Company) of any Make-Whole Amount under and as defined in the Second Lien Indenture, or any other amount that may become due in connection with any conversion of the Second Lien Indebtedness (other than in respect of the Conversion Consideration due thereon under and as defined in the Second Lien Indenture); provided that any such cash payment shall be subject to no Default or Event of Default and pro forma compliance with Section 3.16 after giving effect to such cash payment; (xi) the repurchase, redemption, defeasance or other acquisition or retirement for value of the Existing Convertible Notes in exchange for, or with the net proceeds from, a substantially concurrent incurrence of Permitted Refinancing Indebtedness or of Second Lien Indebtedness, in each case, as permitted under Section 3.09; (xii) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, that complies with Section 6.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Company shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by Holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value; and (xiii) other Restricted Payments in an amount not to exceed $2,500,000 in the aggregate. (C) For purposes of determining compliance with this Section 3.11, if any Restricted Payment (or portion thereof) would be permitted pursuant to one or more provisions described above, the Company may divide and classify such Restricted Payment in any manner that complies with this covenant and may later divide and classify any such Restricted Payment so long as the Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification. - 55 - (D) Notwithstanding the foregoing or anything else contained in this Indenture, no Disposition of Material Intellectual Property to a Person other than a Note Party shall be permitted other than a Disposition constituting a Permitted IP License. Section 3.12. LIMITATION ON ASSET SALES. (A) The Company will not, and will not permit any of its Subsidiaries to, consummate, directly or indirectly, an Asset Sale, unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets, property or Capital Stock issued or sold or otherwise disposed of, (ii) no Event of Default set forth in Section 7.01(A)(i), Section 7.01(A)(ii), Section 7.01(A)(iii), Section 7.01(A)(iv), Section 7.01(A)(viii) or Section 7.01(A)(ix) shall have occurred and be continuing at the time of the consummation of such Asset Sale or would be caused thereby and (iii) at least 75% of the consideration received from such Asset Sale is, or will be when paid (in the case of milestones, royalties and other deferred payment obligations), in the form of cash or Cash Equivalents; provided that the amount of: (i) any notes or other obligations or other securities or assets received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and (ii) Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such Asset Sale, to the extent that the Company and each other Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale; shall be deemed to be Cash Equivalents for the purposes of this Section 3.12(A). Notwithstanding the foregoing, no Disposition of Material Intellectual Property to a Person other than a Note Party shall be permitted other than a Disposition constituting a Permitted IP License. (B) Within 365 days after the Company’s or any Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Subsidiary may apply, at its option: (i) all or a portion of the Net Proceeds from such Asset Sale, to repay (x) to the extent such Net Proceeds constitute proceeds from the sale of collateral from priority Liens securing the Permitted ABL Facility or the Permitted China Facility, obligations under the Permitted ABL Facility or the Permitted China Facility, as applicable; or (y) to the extent such Net Proceeds are from a Disposition of assets of a Non-Guarantor Subsidiary or are subject to Liens permitted hereunder that are senior in priority to the Notes, any Indebtedness of such Non-Guarantor Subsidiary or so secured; or (ii) up to 40% of the Net Proceeds from such Asset Sale, to make a Permitted Investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person

- 56 - becoming a Subsidiary Guarantor of the Company), assets, research and product development, property or capital expenditures, in each case (a) used or useful in the business or activities conducted by the Company and its Subsidiaries as of the Issue Date or a Similar Business or (b) that replace the properties and assets that are the subject of such Asset Sale or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such Net Proceeds was contractually committed; provided, that any such Investment, assets, property or capital expenditures, to the extent acquired with Net Proceeds of an Asset Sale of Collateral, shall be pledged as Collateral (including any assets held by a Person acquired using such Net Proceeds). In the case of clause (ii) above, a binding commitment shall be treated as a permitted application of such Net Proceeds from the date of such commitment until the 18-month anniversary of the date of the receipt of such Net Proceeds; provided that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, then such Net Proceeds shall constitute Excess Proceeds unless the Company or such Subsidiary enters into another binding commitment (a “Second Commitment”) within six (6) months of such cancellation or termination of the prior binding commitment; provided, further, that the Company or such Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale and to the extent such Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied or are not applied within 180 days of such Second Commitment, then such Net Proceeds shall constitute Excess Proceeds. Subject to the preceding paragraph, pending the final application of any such Net Proceeds, the Company or such Subsidiary may temporarily reduce Indebtedness under the Permitted ABL Facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this Section 3.12(B) will be deemed to constitute “Excess Proceeds”. Notwithstanding anything to the contrary set forth herein, to the extent that repatriation to the United States of any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary (x) is prohibited or delayed by applicable local law or (y) would result in material adverse tax consequences as determined by the Company in its sole discretion, the portion of such Net Proceeds so affected will not be required to be applied in compliance with this Section 3.12; provided that clause (x) of this paragraph of clause (B) shall apply to such amounts for so long, but only for so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if such repatriation of any of such affected Net Proceeds is permitted under the applicable local law and is not subject to clause (y) of this paragraph of clause (B), then such Net Proceeds will be applied (net of additional taxes that would be payable or reserved against as a result of repatriating such amounts) in compliance with this Section 3.12. The time periods set forth in this Section 3.12 shall not start until such time as the applicable Net Proceeds may be repatriated (whether or not such repatriation actually occurs). - 57 - The Company may satisfy the foregoing obligations with respect to any Asset Sale by making an Asset Sale Offer at any time prior to the expiration of the 365-day reinvestment period. (C) Within ten (10) Business Days of the aggregate amount of Excess Proceeds exceeding $3,500,000, the Company will make an offer (each, an “Asset Sale Offer”) to all Holders of Notes, to purchase, prepay or redeem the maximum principal amount of Notes that may be purchased out of Excess Proceeds after taking into account in the calculation of such amount all accrued and unpaid interest on the Notes and the amount of all fees and expenses, including premiums, incurred in connection with such purchase, prepayment or redemption (the “Offer Amount”). The offer price in any Asset Sale Offer will be an amount in cash equal to 103% of the principal amount so purchased, prepaid or redeemed, plus accrued and unpaid interest on such principal amount to the date of purchase, unless such date of purchase falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of any accrued and unpaid interest that would have accrued on such Notes to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Notes remained outstanding through such Interest Payment Date, if such date of purchase is before such Interest Payment Date), to Holders of record as of such Regular Record Date on or, at the Company’s election, before such Interest Payment Date, and the offer price in such Asset Sale Offer shall be an amount in cash equal to 103% of the aggregate principal amount purchased, prepaid or redeemed. If 103% of the aggregate principal amount of Notes tendered in or required to be prepaid or redeemed in connection with such Asset Sale Offer exceeds the Offer Amount, the Company will select the Notes to be purchased, prepaid or redeemed on a pro rata basis (subject to adjustment to maintain the authorized minimum denomination of the Notes), based on the amounts tendered or required to be prepaid or redeemed. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. (D) To the extent applicable, the Company will comply with all federal and state securities laws in connection with an Asset Sale Offer (including complying with Rules 13e-4 and 14e-1 under the Exchange Act) so as to permit effecting such Asset Sale Offer in the manner set forth in this Indenture. To the extent that the provisions of any applicable federal or state securities laws conflict with the provisions of this Section 3.12, the Company will comply with the applicable securities laws and will not be deemed to have breached its obligations under this Section 3.12 by virtue of such compliance. Section 3.13. TRANSACTIONS WITH AFFILIATES. (A) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company or any of its Subsidiaries (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $100,000, unless: (i) such Affiliate Transaction is in the ordinary course of business and is on terms that are not materially less favorable to the Company or the relevant Subsidiary, taken as a whole, than those that could have been obtained in a comparable arm’s-length - 58 - transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company or any of its Subsidiaries; and (ii) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $250,000, a resolution of the Board of Directors accompanied by an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 3.13 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors (or by the audit committee or any committee of the Board of Directors consisting of disinterested members of the Board of Directors) (a director shall be disinterested if he or she has no interest in such Affiliate Transaction other than through the Company and its Subsidiaries). (B) The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of this Section 3.13: (i) the Notes and the Guarantees; (ii) any consulting or employment agreement or compensation plan, stock option or stock ownership plan or reasonable and customary officer or director indemnification arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business for the benefit of directors, officers, employees and consultants of the Company or its Subsidiaries and payments and transactions pursuant thereto; (iii) transactions between or among the Company and/or the Subsidiary Guarantors (or an entity that becomes a Subsidiary Guarantor as a result of such transaction) and/or the Company’s Wholly-Owned Subsidiaries; (iv) payment of reasonable fees or other reasonable compensation to, provision of customary benefits or indemnification agreements to and reimbursement of expenses of directors, officers and employees of the Company or any of its Subsidiaries; (v) Restricted Payments that do not violate the provisions of Section 3.11 of this Indenture; (vi) transactions pursuant to agreements or arrangements as in effect on the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof (so long as such agreement or arrangement, as so amended, modified or supplemented or replaced, taken as a whole, is not materially more disadvantageous, to the Holders than such agreement or arrangement as in effect on the Issue Date, as determined in good faith by the Company); (vii) purchases or sales of goods or services with customers, suppliers, sales agents or sellers of goods and services in the ordinary course of business on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained at the time in a comparable transaction by the Company or such Subsidiary with a Person that is not an Affiliate of the Company; - 59 - (viii) if such Affiliate Transaction is with an Affiliate in its capacity as a minority holder of Indebtedness of the Company or any Subsidiary, a transaction in which such Affiliate is treated no more favorably than the other non-Affiliated holders of Indebtedness of the Company or such Subsidiary; (ix) transactions in the ordinary course of business between the Company or a Subsidiary with any joint venture; provided that all the outstanding ownership interests of such joint venture are owned only by the Company, its Subsidiaries and Persons that are not Affiliates of the Company (other than by virtue of such joint venture arrangement); (x) any Investment of the Company or any of its Subsidiaries existing on the Issue Date and listed on Schedule 1.01, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date; (xi) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company or any of their Subsidiaries and not for the purpose of circumventing any provision of this Indenture; (xii) to the extent permitted under this Indenture, any merger, consolidation or reorganization of the Company with an Affiliate of the Company solely for the purpose of (A) forming or collapsing a holding company structure or (B) reincorporating the Company in a new jurisdiction; (xiii) entering into one or more agreements that provide registration or information rights to the security holders of the Company or any Subsidiary or any direct or indirect parent of the Company or amending such agreement with security holders of the Company or any Subsidiary or any direct or any indirect parent of the Company; (xiv) transactions contemplated by, or in connection with, any customary transition services agreement entered into in connection with any Disposition which is permitted hereunder; (xv) customary fees, indemnities and reimbursements as may be paid to non- officer directors of the Company and its Subsidiaries; (xvi) the issuance, sale or transfer of Capital Stock (other than Disqualified Stock) of the Company, and any contribution to the capital of the Company; (xvii) advances to employees of the Company or any of its Subsidiaries made in the ordinary course of business, in a manner that is consistent with past practice; and (xviii) transactions between the Company or any Subsidiary and any Person, a director of which is also a director of the Company (provided that such director is not

- 60 - otherwise Affiliated with the Company and is not a Permitted Party); provided, however, that such common director abstains from voting as a director of the Company on any matter involving such other Person. Section 3.14. BURDENSOME AGREEMENTS. Except as provided herein or in any other Notes Document, the Company shall not, nor shall it permit any of its Subsidiaries to, enter into or cause or permit to exist any agreement restricting the ability of (x) any Subsidiary that is not a Note Party to pay dividends or other distributions to the Company or any Note Party, (y) any Subsidiary that is not a Note Party to make cash loans or advances to the Company or any Note Party or (z) any Note Party to create, permit or grant a Lien on any of its properties or assets to secure the Obligations under the Notes, except for (A) restrictions imposed by applicable federal, state or local law and those in the Notes Documents; (B) any organizational documents of a Note Party as in effect as of the date hereof; and (C) any agreement or restriction or condition that applies to any Person that becomes a Subsidiary, or the assets or property of such Person, pursuant to a Permitted Investment so long as such agreement or restriction is in effect at the time of such Permitted Investment, it was not entered into in contemplation of such Permitted Investment and does not extend to any assets, properties or businesses other than those acquired pursuant to such Permitted Investment. Section 3.15. MODIFICATION OF TERMS OF JUNIOR INDEBTEDNESS. (A) The Company shall not, nor shall the Company permit any Subsidiary to, amend, modify or change in any manner materially adverse to the interests of the Holders, in the good- faith judgement of the Board of Directors, any term or condition of any Second Lien Indebtedness, the St. James Indebtedness or, following the entry into any such facility in accordance with the terms hereof, the Permitted China Facility or any Permitted ABL Facility; provided that, in the case of the St. James Indebtedness, the Permitted China Facility and the Permitted ABL Facility, any amendment, modification or change that adds a liquidity covenant or other financial covenant to such Indebtedness shall be deemed to be materially adverse to the interests of the Holders. (B) If any amendment, modification or change to any term or condition of any Second Lien Indebtedness shall contain any financial covenant that is either more restrictive (or more favorable to the holders of such Indebtedness) than the corresponding financial covenant set forth in this Indenture or is not comparable to any financial covenant set forth in this Indenture, then, in each case, this Indenture shall automatically be deemed to have been amended to incorporate such restrictive or financial covenant or event of default, mutatis mutandis, as if set forth fully herein, except that any such restrictive or financial covenant or event of default that is incorporated into this Indenture shall be more restrictive to the Company by an amount or percentage consistent with the respective differences in baskets or financial tests applicable to the Second Lien Indebtedness as compared to the Notes on the date of this Indenture, without any further action required on the part of any Person; provided, that the Trustee shall not charged with knowledge of any such amendment unless and until it receives the Company's written notice thereof. The Company shall give prompt written notice to the Trustee and each Holder of the effectiveness of any such amendment, modification or change, providing to the Trustee and each Holder true and complete copies thereof, and shall execute a supplemental indenture hereto and any and all further - 61 - documents and agreements, , and take all such further actions, as shall be reasonably requested by the Required Holders to give effect to the provisions of this paragraph. Section 3.16. MINIMUM LIQUIDITY. The Company will not permit Liquidity to be less than $35,000,000 (the “Minimum Liquidity Amount”) on the last Business Day of any calendar month, or for more than 5 days during any calendar month, commencing with the first calendar month ended after the issuance of the Notes. Section 3.17. CHANGE OF CONTROL. (A) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 103% of the principal amount repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in this Section 3.17; provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase any Notes pursuant to this Section 3.17 in the event that it has previously or concurrently elected to redeem such Notes at the applicable Redemption Price in accordance with Article 4. (B) Within thirty (30) days following any Change of Control, except to the extent that the Company has exercised its right to redeem the Notes in accordance with Article 4, the Company shall mail to each Holder’s registered address, or deliver electronically if held by the Depository, with a copy to the Trustee a notice (a “Change of Control Offer”) stating: (i)  that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder’s Notes at a repurchase price in cash equal to 103% of the principal amount, thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the Holders of record on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date); (ii)  the circumstances and relevant facts and financial information regarding such Change of Control; (iii) the repurchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed or delivered electronically); and (iv)  the instructions determined by the Company in good faith, consistent with this Section 3.17, that a Holder must follow in order to have its Notes purchased. (C) Holders electing to have their Notes purchased shall be required to surrender their Notes, with an appropriate form duly completed, to the Company at the address specified in the notice at least three (3) Business Days prior to the purchase date or otherwise in accordance with the customary and applicable procedures of the Depository. The Holders shall be entitled to withdraw their election if the Company receives not later than one (1) Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal - 62 - amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Notes purchased or the Holder otherwise withdraws its election to have its Notes repurchased in accordance with the customary and applicable procedures of the Depository. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered. (D) On the purchase date, all Notes purchased by the Company under this Section 3.17 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase to the Holders entitled thereto. (E) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. (F) Notwithstanding the provisions of this Section 3.17, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. (G) Notes repurchased by the Company pursuant to a Change of Control Offer will be retired and canceled in accordance with (B). Notes purchased by a third party pursuant to the preceding clause (D) will have the status of Notes issued and outstanding. (H) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officer’s Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 3.17. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering holder. (I) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with. (J)  The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 3.17. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.17, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.17 by virtue thereof. (K) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 15 nor more than 60 days’ - 63 - prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 103% of the principal amount thereof, without any premium, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. Any such redemption shall be effected in accordance with Article 4. Section 3.18. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Note Parties shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture. Section 3.19. ADDITIONAL SUBSIDIARY GUARANTORS. (A) On and after the date hereof, the Company will cause each of the Company’s Subsidiaries that is not an Excluded Subsidiary to promptly (but in any event within forty-five (45) calendar days of (x) such Subsidiary that was previously deemed an Excluded Subsidiary ceasing to be an Excluded Subsidiary, or (y) the acquisition or formation of a Subsidiary which is not an Excluded Subsidiary): (i) execute and deliver a supplemental indenture to this Indenture, pursuant to which such Subsidiary will agree to be a Subsidiary Guarantor under this Indenture and be bound by the terms of this Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 12; provided that such Subsidiary Guarantor shall deliver to the Trustee and the Collateral Agent an Opinion of Counsel to the effect that: (A) such Guarantee has been duly executed and authorized by such Subsidiary Guarantor; and (B) such Guarantee and joinders to any applicable Collateral Documents pursuant to Section 3.19(B) constitute a valid, binding and enforceable obligation of such Subsidiary Guarantor, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is sought in equity or at law) and other exceptions; and (ii) waive and not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee. (B) In addition, the Company shall cause each Subsidiary Guarantor to become a party to the applicable Collateral Documents and take such actions required thereby to grant to the Collateral Agent, for the benefit of itself, the Trustee and the Holders, a perfected security interest in any Collateral held by such Subsidiary Guarantor, subject to Permitted Liens, including, if required by the Intercreditor Agreement, executing and delivering a joinder to the Intercreditor Agreement.

- 64 - Section 3.20. FURTHER ASSURANCES. (A) Promptly following (and in any event, within the applicable time periods specified by any Collateral Document) any Note Party’s acquisition of any assets or property (other than Excluded Assets (as defined in the Security Agreement)) after the date hereof, which in each case constitutes Collateral (“After-Acquired Collateral”), such Note Party shall execute and deliver such security instruments and financing statements as shall be reasonably necessary to vest in the Collateral Agent a perfected first-priority security interest in such After-Acquired Collateral and to have such After-Acquired Collateral added to the Collateral, in each case to the extent required by and subject to the limitations under this Indenture and the Collateral Documents, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After- Acquired Collateral to the same extent and with the same force and effect. (B) The Company shall, and shall cause each Subsidiary Guarantor to, at its own cost and expense, execute any and all further Collateral Documents, financing statements, agreements and instruments and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request (including without limitation, the delivery of Officer’s Certificates and Opinions of Counsel), in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Collateral Documents, in each case, subject to the limitations set forth in this Indenture and the Collateral Documents. The Company shall, and shall cause each Subsidiary Guarantor to, take all actions necessary to ensure the recordation of appropriate evidence of the Liens and security interests granted hereunder and/or under the Collateral Documents in the Company’s or such Subsidiary Guarantor’s Intellectual Property (i) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, and (ii) as promptly as practicable (and in no event later than ninety (90) days) following, as applicable (x) the Issue Date, with respect to the Company’s or such Subsidiary Guarantor’s Intellectual Property that is registered in any Material Foreign Jurisdiction as of the Issue Date, (y) the date on which the Company or any Subsidiary Guarantor shall register any Intellectual Property in any Material Foreign Jurisdiction after the Issue Date and (z) with respect to the Company’s or such Subsidiary Guarantor’s Intellectual Property that has been registered in any Immaterial Foreign Jurisdiction as of the Issue Date, the date on which such Immaterial Foreign Jurisdiction shall become or is deemed to be a Material Foreign Jurisdiction in accordance with the terms hereof, in each case, with the applicable filing office of any Material Foreign Jurisdictions, shall file financing statements in the appropriate jurisdictions and take such other actions as appropriate to record and perfect the Liens and security interests granted under the Collateral Documents, in each case subject to the limitations on required perfection actions set out in this Indenture and the Collateral Documents. In addition, from time to time, the Company shall, and shall cause each Subsidiary Guarantor, to reasonably promptly secure the obligations under this Indenture, the Notes, the Guarantees and the Collateral Documents by pledging or creating, or causing to be pledged or created, perfected security interests in and Liens on the Collateral, in each case, to the extent required under this Indenture and/or the Collateral Documents subject to no Liens other than Permitted Liens. Such security interests and Liens will be created under the Collateral Documents and other security agreements and other instruments and documents. Notwithstanding anything in this Indenture or the Collateral Documents to the contrary, none of the Note Parties shall be required to (i) take any actions to perfect a security interest in - 65 - letters of credit or letter of credit rights other than the filing of a UCC-1 financing statement; or (ii) perfect any security interest in (x) any real property (whether fee owned or leasehold) that is not a Material Real Property; or (y) any motor vehicles, airplanes, vessels and other assets subject to certificates of title; or (iii) except as required by the Security Agreement, obtain any landlord waivers, bailee letters or waivers or the like. Section 3.21. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid or provide or cause to be provided any fee, cash or otherwise, opportunity, benefit or other consideration, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes or any other Notes Documents unless such consideration is offered to be paid or provided to all Holders that so consent, waive or agree to amend such consent, waiver or amendment, on the same terms and in the same time frame related thereto. Article 4. REPURCHASE AND REDEMPTION Section 4.01. NO SINKING FUND. No sinking fund is required to be provided for the Notes. Section 4.02. [RESERVED]. Section 4.03. RIGHT OF THE COMPANY TO REDEEM THE NOTES. (A) Right to Redeem the Notes. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, or any portion in an Authorized Denomination, of the Notes, at any time, and from time to time, on a Redemption Date after the Issue Date, for a cash purchase price equal to the Redemption Price; provided, that if fewer than all Notes then outstanding are called for Redemption, the Company shall be in pro forma compliance with Section 3.16 before and after giving effect to such partial redemption. (B) Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of a default in the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(D), on such Redemption Date), then (i) the Company may not call for partial Redemption or otherwise partially redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures). (C) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty-five (65), nor less than fifteen (15), days after the Redemption Notice Date for such Redemption. - 66 - (D) Redemption Price. Any Note called for Redemption will be redeemed an amount in cash equal to the Redemption Price which is inclusive of accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date. For the avoidance of doubt, the Company shall be responsible for calculating the Redemption Price and the Trustee may rely conclusively on such calculation without inquiry or investigation. (E) Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state: (i) that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture; (ii) the Redemption Date for such Redemption; (iii) the applicable Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(D)), including any applicable Make-Whole Premium; (iv) the name and address of the Paying Agent; and (v) the CUSIP and ISIN numbers, if any, of the Notes. On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent. Such Redemption Notice may, at the Company’s discretion, be given prior to the completion of a transaction (including an Asset Sale, an incurrence of Indebtedness, a Change of Control or other transaction) and be subject to the satisfaction (or waiver by the Company) of one or more conditions precedent, including, but not limited to, completion of a related transaction. If - 67 - such Redemption is so subject to satisfaction of one or more conditions precedent, such Redemption Notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the applicable Redemption Date may be delayed until such time (including more than 60 days after the date the Redemption Notice was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company), or such Redemption may not occur and such Redemption Notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company) by such Redemption Date, or by such Redemption Date as so delayed, provided that the Redemption Date may not be so delayed by more than 60 days. In addition, the Company may provide in such Redemption Notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such Redemption may be performed by another Person. If any such condition precedent has not been satisfied (or waived by the Company), the Company shall provide written notice to the Trustee, the Paying Agent and the Holders no later than the close of business on the third (3rd) Business Day prior to the applicable Redemption Date (or such other date as may be required pursuant to the applicable procedures of the Depositary). To the extent any such condition precedent is satisfied prior to the Redemption Date, the Company shall promptly provide written notice to the Trustee, the Paying Agent and the Holders of the completion of the conditions precedent. Upon the Company providing such written notice to the Trustee and the Paying Agent and mailing or causing to be mailed by first-class mail or delivering electronically in accordance with the Depositary’s procedures if held by the Depositary, such written notice to the Holders, the Redemption Notice shall be rescinded or delayed, and the Redemption of the Notes shall be rescinded or delayed, in each case, as provided in such Redemption Notice. (F) Selection of Notes to Be Redeemed in Part. If fewer than all Notes then outstanding are called for Redemption, then the Notes to be redeemed will be selected as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, pro rata, by lot or by such other method the Trustee considers fair and appropriate. (G) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(D) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso. Article 5. [RESERVED] Article 6. SUCCESSORS Section 6.01. WHEN THE COMPANY MAY MERGE OR TRANSFER ASSETS (A) Generally. The Company shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

- 68 - (i) (a) the Company is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or similar entity organized or existing under the laws of an Approved Jurisdiction (the Company or such Person, as the case may be, being herein called the “Successor Entity”); and (b) the Successor Entity (if other than the Company) expressly assumes all the obligations of the Company under the Notes Documents pursuant to supplemental indentures, any applicable Collateral Documents or other documents or instruments in form reasonably satisfactory to the Trustee and will take such action (or agree to take such action) and deliver such agreements, instruments, or documents as may be necessary or appropriate to cause any property or assets that constitute Collateral owned by or transferred to the Successor Entity to be subject to the Liens of the Collateral Agent in the manner and to the extent required under this Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Entity or any of its Subsidiaries as a result of such transaction as having been incurred by the Successor Entity or such Subsidiary at the time of such transaction) no Default shall have occurred and be continuing; (iii) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and (iv) before the effective time of any such transaction, the Company will deliver to the Trustee and the Collateral Agent (1) an Officer’s Certificate and Opinion of Counsel, each stating that (i) such transaction (and, if applicable, the related supplemental indenture(s) and any Collateral Documents or other documents required by this Section 6.01(A)) comply with this Indenture, including this Section 6.01(A); and (ii) all conditions precedent to such transaction provided in this Indenture have been satisfied and (2) an Officer's Certificate stating that the obligations of the Company and the Subsidiary Guarantors under the Notes Documents remain obligations of the Successor Entity and the Subsidiary Guarantors (respectively) and confirming the necessary actions to continue the perfection and priority of the Collateral Agent’s lien in the Collateral and of the preservation of its rights therein and that all such necessary actions have been taken (together with evidence thereof). (B) The Successor Entity (if other than the Company) shall succeed to, and be substituted for, the Company under the Notes Documents, and, except in the case of a lease, in such event the Company will automatically be released and discharged from its obligations under the Notes. Notwithstanding clause (ii) of Section 6.01(A), the Company may consolidate, amalgamate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, an Affiliate of the Company incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another Approved Jurisdiction, and notwithstanding such clause (ii) the Company may consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Company is the - 69 - surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Subsidiary of the Company, in each case, so long as the amount of Indebtedness of the Company and the Subsidiaries is not increased thereby. This Article 6 will not apply to a sale, assignment, transfer, lease, conveyance or other disposition of property or assets between or among any Subsidiary to the Company. Section 6.02. WHEN THE SUBSIDIARY GUARANTORS MAY MERGE OR TRANSFER ASSETS. (A) Subject to the provisions of Section 12.06 (which govern the release of a Guarantee upon the sale, disposition, exchange or other transfer of the Capital Stock of a Subsidiary Guarantor), none of the Subsidiary Guarantors shall, and the Company shall not permit any Subsidiary Guarantor to, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless: (i) either (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or similar entity organized or existing under the laws of an Approved Jurisdiction (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under the Notes Documents, including its Guarantee, pursuant to a supplemental indenture, any applicable Collateral Documents or other documents or instruments in form reasonably satisfactory to the Trustee and the Successor Subsidiary Guarantor will take such action (or agree to take such action) and deliver such agreements, instruments, or documents as may be necessary or appropriate to cause any property or assets that constitute Collateral owned by or transferred to the Successor Subsidiary Guarantor to be subject to the Liens of the Collateral Agent in the manner and to the extent required under this Indenture, and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 3.12; and (ii) before the effective time of any such transaction, the Company will deliver to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that (i) such transaction (and, if applicable, the related supplemental indenture and any Collateral Documents) comply with the Indenture, including Section 6.02; and (ii) all conditions precedent to such transaction provided in this Indenture have been satisfied. (B) Except as otherwise provided in this Indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under the Notes, and, except in the case of a lease, in such event such Subsidiary - 70 - Guarantor will automatically be released and discharged from its obligations under the Notes Documents. (C) Notwithstanding the foregoing, any Subsidiary Guarantor may consolidate, amalgamate, merge with or into or wind up or convert into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, the Company or any other Subsidiary Guarantor. Article 7. DEFAULTS AND REMEDIES Section 7.01. EVENTS OF DEFAULT. (A) Definition of Events of Default. “Event of Default” means the occurrence of any of the following: (i) a default in the payment when due (whether at maturity, upon Redemption or required repurchase pursuant to Section 3.12 or Section 3.17 or otherwise) of the principal of, the Redemption Price or applicable repurchase price for, any Note; (ii) a default for fifteen (15) consecutive days in the payment when due of interest on any Note; (iii) the Company’s failure to deliver, when required by this Indenture, a notice of Change of a Control Offer when required pursuant to the terms of this Indenture, if such failure is not cured within three (3) Business Days after its occurrence; (iv) the Company’s failure to deliver, when required by this Indenture, a notice of Asset Sale Offer when required pursuant to the terms of this Indenture, if such failure is not cured within fifteen (15) days after its occurrence; (v) a default in the Company’s or any Subsidiary Guarantor’s obligations under Sections 3.08 through 3.19 or Article 6; (vi) a default in any of the Company’s obligations or agreements, or in any Subsidiary Guarantor’s obligations or agreements, under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within thirty (30) days after written notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty- five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”; (vii) a default by the Company or any of the Company’s Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least five million dollars ($5,000,000) (or its foreign currency equivalent) - 71 - in the aggregate of the Company or any of the Company’s Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default: (1) constitutes a failure to pay the principal of, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or (2) results in such indebtedness becoming or being declared due and payable before its stated maturity; (viii) the Company or any of the Subsidiary Guarantor’s or any of the Company’s Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either: (1) commences a voluntary case or proceeding; (2) consents to the entry of an order for relief against it in an involuntary case or proceeding; (3) consents to the appointment of a custodian of it or for any substantial part of its property; (4) makes a general assignment for the benefit of its creditors; (5) takes any comparable action under any foreign Bankruptcy Law; or (6) generally is not paying its debts as they become due; or (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either: (1) is for relief against the Company, any Subsidiary Guarantor or any of the Company’s Significant Subsidiaries in an involuntary case or proceeding; (2) appoints a custodian of the Company, any Subsidiary Guarantor or any of the Company’s Significant Subsidiaries, or for any substantial part of the property of the Company, any Subsidiary Guarantor or any of the Company’s Significant Subsidiaries; (3) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any of the Company’s Significant Subsidiaries; or (4) grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 7.01(A)(ix), such order or decree remains unstayed and in effect for at least sixty (60) days;

- 72 - (x) one or more final and non-appealable judgments being rendered against the Company, any Subsidiary Guarantor or any of the Company’s Subsidiaries for the payment of at least five million dollars ($5,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance or bond), where such judgment is not discharged, stayed, vacated or otherwise satisfied within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished; (xi) any Guarantee ceases to be in full force and effect or any Subsidiary Guarantor denies or disaffirms it obligations under the Guarantee (in each case, except (i) in connection with a transaction expressly permitted under this Indenture or the Collateral Documents, in each case solely to the extent the release of such Guarantee is permitted under this Indenture or the Collateral Documents or (ii) as a result of the satisfaction and discharge of this Indenture in accordance with Article 9); (xii) any material provision of any Notes Document shall for any reason cease to be valid and binding on or enforceable against the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries shall so state in writing or bring an action to limit its obligations or liabilities thereunder except (i) as permitted by the Notes Documents, (ii) resulting from the satisfaction of the obligations (other than contingent obligations that have yet to accrue) under this Indenture, or (iii) resulting from the application of applicable law; (xiii) any security interest or Liens in favor of the Holders purported to be created by any Collateral Document on any Collateral with a value greater than two million dollars ($2,000,000), individually or in the aggregate, shall cease to be in full force and effect, or shall be asserted by or on behalf of the Company or any of the Subsidiary Guarantors in writing not to be a valid and perfected security interest in or Lien on the Collateral covered thereby (in each case, except (i) the failure of the Collateral Agent to maintain possession of possessory Collateral received by it, which failure is not a direct result of any act, omission, advice or direction of the Company, (ii) in connection with a transaction expressly permitted under this Indenture or the Collateral Documents, in each case solely to the extent such termination or release is permitted under this Indenture or the Collateral Documents or (iii) or, subject to Section 11.01(D) resulting from acts or omissions of the Trustee or Collateral Agent or (iv) as a result of the satisfaction and discharge of this Indenture in accordance with Article 9); (xiv) the Company or any Subsidiary Guarantor fails to comply for sixty (60) days after notice with its obligations contained in the Collateral Documents, except for a failure with respect to assets or property with an aggregate value of less than two million dollars ($2,000,000); and (xv) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor in connection with the issuance and sale of the Securities or made in writing by or on behalf of the Company or any Subsidiary Guarantor in connection with the transactions contemplated by the Notes Documents proves to have been false or incorrect in any material respect on the date as of which made (or, if such - 73 - representation or warranty is given as of a specific time, as of such time) and written notice thereof is delivered to the Company by the Trustee, at the direction of Initial Purchasers holding at least ten percent (10%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default and state that such notice is a “Notice of Default”. (B) Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. Section 7.02. ACCELERATION. (A) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(viii) or 7.01(A)(ix) occurs with respect to the Company or any Subsidiary Guarantor, then the Redemption Price, which is inclusive of the accrued and unpaid interest on such Note, as of the date of such Event of Default, of all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person. (B) Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(viii) or 7.01(A)(ix) with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, then the Trustee, by written notice to the Company, or Holders of at least twenty-five percent (25%) of the aggregate principal amount of Notes then outstanding, by written notice to the Company and the Trustee, may declare the Redemption Price, which is inclusive of the accrued and unpaid interest on such Note, as of the date of such Event of Default, of all of the Notes then outstanding to become due and payable immediately. (C) Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Required Holders, by written notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of the Redemption Price for the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto. (D) If the principal of, premium (including any premium included in the Redemption Price), and accrued and unpaid interest, if any, on the Notes becomes due and payable as provided above (an “Acceleration”), the principal of, and the premium (including any premium included in the Redemption Price), if any, and accrued but unpaid interest on the Notes that shall be due and payable in connection with any payment that occurs following such Acceleration shall equal the Redemption Price at such time, as if such Acceleration were an optional redemption of the Notes affected thereby on the date such amount is paid. The amount described in the preceding sentence is intended to be liquidated damages and not unmatured interest or a penalty. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT - 74 - OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE REDEMPTION PRICE UPON ANY SUCH ACCELERATION. Each of the Company and the Subsidiary Guarantors expressly agrees (to the fullest extent that it may lawfully do so) that: (A) the Redemption Price is reasonable and is the product of an arm's length transaction between sophisticated business people, ably represented by counsel; (B) no portion of the Redemption Price shall constitute, or be deemed or considered to be, unmatured interest on the Notes or other amount and none of the Company or any Subsidiary Guarantor shall argue under any circumstance that the Redemption Price or any portion thereof constitutes unmatured interest on the Notes; (C) the Redemption Price shall be payable notwithstanding the then prevailing market rates at the time payment is made; (D) there has been a course of conduct between the Holders and the Company and the Subsidiary Guarantors giving specific consideration in this transaction for such agreement to pay the Redemption Price; (E) each of the Company and each Subsidiary Guarantor shall be estopped hereafter from claiming differently than as agreed to in this paragraph; and (F) in view of the impracticability and extreme difficulty of ascertaining actual damages, the Company and the Subsidiary Guarantors on the one hand, and each of the Holders, by holding the Notes, on the other hand, mutually agree that the Redemption Price is a reasonable calculation of the Holders' lost profits as a result of any such prepayments and is not a penalty. For the avoidance of doubt, the Company or any Subsidiary Guarantor’s payment of the Redemption Price shall not be in lieu of, or otherwise reduce or eliminate, the Company’s obligations to the Trustee, the Collateral Agent or any Note Agent under this Indenture or any other Note Documents. Section 7.03. SOLE REMEDY FOR A FAILURE TO REPORT. (A) Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.03 will, for each of the first one hundred and eighty (180) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the one hundred and eighty first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such one hundred and eighty first (181st) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)). (B) Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest, together with any Additional Interest, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso - 75 - of the immediately preceding sentence, in addition to any Additional Interest that accrues on such Note. (C) Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with or furnish to the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default. (D) Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof. (E) No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default. Section 7.04. OTHER REMEDIES. (A) Trustee and the Collateral Agent May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee and the Collateral Agent may (but shall not be obligated to, except to the extent directed by the Required Holders) pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes. (B) Procedural Matters. The Trustee and the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law. Section 7.05. WAIVER OF PAST DEFAULTS. An Event of Default pursuant to clause (i), (ii), (iii) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Required Holders. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver

- 76 - will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom. Section 7.06. CONTROL BY REQUIRED HOLDERS. The Required Holders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on it. However, the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee or the Collateral Agent, as applicable, determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee or the Collateral Agent in liability, unless the Trustee or the Collateral Agent is offered, and, if requested, provided security and indemnity reasonably satisfactory to the Trustee or the Collateral Agent against any loss, liability or expense to the Trustee or the Collateral Agent that may result from following such direction. Section 7.07. LIMITATION ON SUITS. No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce its rights to receive the principal of, or the Redemption Price or any required repurchase price for, or interest on, any Notes), unless: (A) such Holder has previously delivered to the Trustee and the Collateral Agent notice that an Event of Default is continuing; (B) Holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a request to the Trustee and the Collateral Agent to pursue such remedy; (C) such Holder or Holders offer and, if requested, provide to the Trustee or the Collateral Agent security and indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to the Trustee and the Collateral Agent that may result from the Trustee or Collateral Agent following such request; (D) the Trustee and the Collateral Agent do not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and (E) during such sixty (60) calendar day period, the Required Holders do not deliver to the Trustee and the Collateral Agent a direction that is inconsistent with such request. A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Neither the Trustee nor the Collateral Agent will have any duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence. - 77 - Section 7.08. ABSOLUTE RIGHT OF HOLDERS TO INSTITUTE SUIT FOR THE ENFORCEMENT OF THE RIGHT TO RECEIVE PAYMENT. Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment of the principal of, or the required repurchase price or Redemption Price for, or any interest on, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder. Section 7.09. COLLECTION SUIT BY TRUSTEE. Without limiting any other rights of the Trustee or any Holder under this Indenture or applicable law in connection with an Event of Default, the Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iii) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or required repurchase price or Redemption Price for, or interest on, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06. Section 7.10. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Collateral Agent, the Note Agents and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee, the Collateral Agent and the Note Agents any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, the Note Agents and their agents and counsel, and any other amounts payable to the Trustee, the Note Agents and the Collateral Agent pursuant to Section 10.06 of this Indenture or any Notes Documents. Payment of any compensation, expenses, disbursements, advances and other amounts will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee or the Collateral Agent to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding. - 78 - Section 7.11. PRIORITIES. The Trustee will pay or deliver in the following order any money or other property that is collected pursuant to this Article 7: First: to the Trustee, the Collateral Agent, the Note Agents and their agents and attorneys for amounts due under Section 10.06 of this Indenture or under any Notes Documents, including payment of all fees, compensation, expenses (including fees and expenses of counsel and other advisors), indemnification amounts and liabilities incurred, and all advances made, by the Trustee, the Collateral Agent and the Note Agents and the costs and expenses of collection; Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the required repurchase price or Redemption Price for, or any interest on, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and Third: to the Company or such other Person as a court of competent jurisdiction directs. The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder, the Trustee and the Collateral Agent a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable. Section 7.12. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee or the Collateral Agent for any action taken or omitted by it as Trustee or the Collateral Agent, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit; and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee or the Collateral Agent, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding. - 79 - Article 8. AMENDMENTS, SUPPLEMENTS AND WAIVERS Section 8.01. WITHOUT THE CONSENT OF HOLDERS. Notwithstanding anything to the contrary in Section 8.02, the Company, the Subsidiary Guarantors, the Collateral Agent and the Trustee may amend or supplement any Notes Document without the consent of any Holder to: (A) cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes; (B) add guarantees with respect to the Company’s obligations under this Indenture or the Notes to the extent such guarantees are contemplated by this Indenture or to confirm and evidence the release, termination or discharge of any guarantee (including any Guarantee) with respect to the Notes when such release, termination or discharge is permitted under this Indenture or the other Notes Documents, as applicable; (C) add additional assets to Collateral to further secure the Notes or any Guarantee, or to release Collateral from the Lien of this Indenture and the Collateral Documents when permitted or required by the Collateral Documents or this Indenture; (D) add to the Company’s or any Subsidiary Guarantor’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company; (E) provide for the assumption of the Company’s or any Subsidiary Guarantor’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 3, Article 6 and Article 12, as applicable; (F) evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee, Collateral Agent, Registrar or Paying Agent; (G) comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; (H) comply with the Depositary Procedures in a manner that does not adversely affect the rights of any Holder; (I) enter into a supplemental indenture to implement amendments to this Indenture required by Section 3.15(B); or (J) make any other change to this Indenture or any of the Notes Documents that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders (other than Holders that have consented to such change).

- 80 - Section 8.02. WITH THE CONSENT OF HOLDERS. (A) Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company, the Subsidiary Guarantors, the Collateral Agent and the Trustee may, with the consent of the Required Holders, amend or supplement any Notes Document or waive compliance with any provision of any Notes Document. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to any Notes Documents, or waiver of any provision of any Notes Documents, may: (i) reduce the principal, or extend the stated maturity (or amend the definition of “Maturity Date”, as in effect on the Issue Date) of any Note; (ii) reduce the Redemption Price or the repurchase price specified in Section 3.12 or Section 3.17 for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company; (iii) reduce the rate, or extend the stated time for the payment, of interest on any Note; (iv) impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date); (v) change or modify the ranking of the Notes or the Guarantees, change or modify the lien priority or payment priority of the Notes or the Guarantees, release any Guarantee except as permitted by the terms of the Notes Documents, or subordinate the Notes, the Guarantee, or the liens securing the Notes or the Guarantees to any other Indebtedness of the Company or any Subsidiary Guarantor except as permitted by the terms of the Notes Documents; (vi) make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note; (vii) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or (viii) make any direct or indirect change to any amendment, supplement, waiver or modification provision of the Notes Documents that requires the consent of each affected Holder. For the avoidance of doubt, pursuant to clauses (i), (ii) and (iii) of this Section 8.02(A), no amendment or supplement to any Notes Document, or waiver of any provision of any Notes Document, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, required repurchase date or the Maturity Date, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder. - 81 - In addition, without the consent of the Holders of at least 66 2/3% in principal amount of Notes then outstanding, no amendment, supplement or waiver may modify any Collateral Document or the provisions in this Indenture dealing with the Collateral or the Collateral Documents in a manner that would (i) have the impact of releasing all or substantially all of the Collateral from the Liens of the Collateral Documents (except as permitted by the terms of this Indenture or the Collateral Documents as in effect on the Issue Date) or (ii) permit the Company to issue additional Notes under this Indenture (except as permitted as of the date hereof) or incur Indebtedness that is pari passu with the Notes as it relates to the Collateral. (B) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver. Section 8.03. NOTICE OF AMENDMENTS, SUPPLEMENTS AND WAIVERS. As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver. Section 8.04. REVOCATION, EFFECT AND SOLICITATION OF CONSENTS; SPECIAL RECORD DATES; ETC. (A) Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective. (B) Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date. - 82 - (C) Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes. (D) Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion). Section 8.05. NOTATIONS AND EXCHANGES. If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver. Section 8.06. TRUSTEE AND COLLATERAL AGENT TO EXECUTE SUPPLEMENTAL INDENTURES. The Trustee and the Collateral Agent will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee and the Collateral Agent need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that adversely affects the Trustee’s, the Note Agent’s or the Collateral Agent’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee and the Collateral Agent will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company (and any Subsidiary Guarantor) in accordance with its terms. Section 8.07. ADDITIONAL VOTING TERMS; CALCULATION OF PRINCIPAL AMOUNT. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class. Determinations as to whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article 8. Any reference to “consent,” “direction”, “approval”, “objection”, “acceptance”, “election”, “determination”, “satisfaction”, “request” or “waiver” by or of the Required Holders (or any other requisite percentage of Holders) hereunder shall include the consent, direction, approval, objection, acceptance, election, determination, satisfaction, request or waiver made or granted by the written consent of Indirect Participants holding beneficial interests in Global Notes representing a majority (or such other requisite - 83 - percentage expressly provided for in this Indenture) of the aggregate principal amounts of the Notes then outstanding (excluding any Notes held by the Company or any of its Affiliates), provided that such written consent contains, as to each Indirect Participant, a representation as to the amount of such Indirect Participant’s beneficial ownership in the Notes and reasonably contemporary evidence thereof in the form of a brokerage statement identifying the Indirect Participant and the amount of Notes (by CUSIP) beneficially held. The Trustee, the Collateral Agent, each Note Agent and the Company may each rely on such written consent and representations, without independent verification, as evidence of the Indirect Participants’ consent, direction, approval, objection, acceptance, election, determination, satisfaction, request or waiver. Article 9. SATISFACTION AND DISCHARGE Section 9.01. TERMINATION OF COMPANY’S OBLIGATIONS. This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when: (A) all Notes then outstanding (other than Notes replaced pursuant to Section 2.12) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, the Maturity Date, or otherwise) for an amount of cash that has been fixed; (B) the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent, in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.12); (C) the Company has paid all other amounts payable by it under this Indenture; and (D) the Company has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied; provided, however, that Section 2.10(E), Article 10 and Section 13.01 will survive such discharge and, until no Notes remain outstanding, Section 2.14 and the obligations of the Trustee, the Paying Agent with respect to money or other property deposited with them will survive such discharge. At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture. Section 9.02. REPAYMENT TO COMPANY. Subject to applicable unclaimed property law, the Trustee and the Paying Agent will, at the Company’s written request, promptly deliver to the Company any cash or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee and the Paying Agent will have no further liability to any Holder with respect to such cash or other property, and Holders entitled to the payment or delivery of such cash or other property must look to the Company for payment as a general creditor of the Company.

- 84 - Section 9.03. REINSTATEMENT. If the Trustee or the Paying Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee or the Paying Agent, as applicable. Article 10. TRUSTEE Section 10.01. DUTIES OF THE TRUSTEE. (A) If an Event of Default has occurred and is continuing, and a Responsible Officer of the Trustee has received written notice thereof, the Trustee will (subject in all cases to the receipt of written directions from the required percentage of Holders as permitted or required by this Indenture) exercise such of the rights and powers vested in it by this Indenture, as so directed, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided, to the Trustee indemnity or security satisfactory to Trustee in its sole discretion against any loss, liability or expense that might be incurred by it in compliance with such request or direction. (B) Except during the continuance of an Event of Default: (i) the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; (ii) the Trustee shall not be liable, answerable or accountable under any circumstances, except for its own gross negligence, or willful misconduct, as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review and (iii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture. - 85 - (C) The Trustee may not be relieved from liabilities for its gross negligence or willful misconduct, except that: (i) this paragraph will not limit the effect of Section 10.01(B); (ii) the Trustee will not be liable for any error of judgment made in good faith by the Trustee, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts as conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review; and; (iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of the Indenture or any Notes Document. (D) Each provision of this Indenture and the Notes Documents that in any way relates to the Trustee is subject to Article 10, regardless of whether such provision so expressly provides. (E) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability nor shall the Trustee be required to give any bond or surety in respect of the performance of its powers and duties hereunder. (F) The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law. (G) Unless a Responsible Officer of the Trustee has received notice from the Company that Additional Interest is owing on the Notes or that the Company has elected to pay Special Interest on the Notes, the Trustee may assume without liability that no Additional Interest or Special Interest, as applicable, is payable. (H) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, including as Note Agent and Collateral Agent. (I) The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes. Section 10.02. RIGHTS OF THE TRUSTEE. (A) The Trustee may conclusively rely on and be fully protected in acting or refraining from acting upon any document (whether in its original or facsimile form) that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document. (B) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the written advice of such counsel, or any Opinion of - 86 - Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability. (C) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care. (D) The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture. (E) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company. (F) The Trustee need not exercise any rights or powers vested in it by this Indenture or any other Notes Document at the request or direction of any Holder unless such Holder has offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense that it may incur in complying with such request or direction. (G) The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. (H) The Trustee will not be bound to make any investigation into (i) the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, (including any Officer’s Certificate or Company Order) but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and the Trustee will incur no liability or additional liability of any kind by reason of such inquiry or investigation, (ii) the performance or observance by the Company or any other Person of any of the covenants, agreements or other terms or conditions set forth in this Indenture or in any other Notes Document, or (iii) the occurrence of any Default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any other Notes Document or any other agreement, instrument or document or any collateral or Lien. (I) The permissive rights of the Trustee enumerated in this Indenture will not be construed as duties. (J) If the Trustee requests instructions from the Company or the Holders with respect to any action or omission in connection with this Indenture, or any other Notes Document, the Trustee shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Trustee shall have received written instructions from the Company or the Required Holders, as applicable, with respect to such request. For purposes of clarity, but without limiting any rights, protections, immunities or indemnities afforded to the Trustee hereunder (including without limitation this Article 10), phrases such as “satisfactory to the Trustee,” “approved by the Trustee,” “acceptable to the Trustee,” “as determined by the Trustee,” “in the Trustee’s discretion,” “selected by the Trustee,” “elected by the Trustee,” “requested by the Trustee,” and phrases of similar import that authorize or permit the Trustee to approve, disapprove, determine, act or decline to act in its discretion shall be subject to the Trustee receiving written direction from the Required Holders to take such action - 87 - or to exercise such rights. Nothing contained in this Indenture or any other Notes Document shall require the Trustee to exercise any discretionary acts. (K) The Trustee shall not be liable for failing to comply with its obligations under this Indenture or any other Notes Document in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from the Company, any Holder (or percentage of Holders) or any other Person which are not received or not received by the time required. (L) The Trustee shall not be liable in failing or refusing to take any action under this Indenture or any other Notes Document if the taking of such action, in the reasonable opinion of the Trustee (which may be based on the advice or opinion of counsel), (i) would violate applicable law, this Indenture or such other Notes Document or (ii) is not provided for in this Indenture or such other Notes Document. (M) The Trustee shall not be required to take any action under this Indenture or any other Notes Document if taking such action (A) would subject the Trustee to a tax in any jurisdiction where it is not then subject to a tax or (B) would require the Trustee to qualify to do business in any jurisdiction where it is not then so qualified. (N) The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes. (O) The Trustee may consult with counsel and an opinion or advise of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action take, suffered or omitted by it hereunder in good faith in reliance thereon. (P) The Trustee may, from time to time, request that the Company and any other applicable party deliver a certificate (upon which the Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any related document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Company or such other applicable party may, by delivering to the Trustee a revised certificate, change the information previously provided by it, but the Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate. Section 10.03. INDIVIDUAL RIGHTS OF THE TRUSTEE. The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must promptly notify the Company and the Holders of such conflicting interest or resign as Trustee; provided, that the Company and the Holders acknowledge that GLAS Trust Company LLC is the trustee under the Second Lien Indenture and no further notice of such potential or actual conflicting interest shall be required. Each Note Agent will have the same rights and duties as the Trustee under this Section 10.03.

- 88 - Section 10.04. TRUSTEE’S DISCLAIMER. The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes or the Notes Documents; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes, the Guarantees or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication. Section 10.05. NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing and is known to a Responsible Officer of the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not known to the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes known to a Responsible Officer; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Responsible Officer, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred. Section 10.06. COMPENSATION AND INDEMNITY. (A) The Company will, pay the Trustee, the Collateral Agent and the Note Agents reasonable compensation for its acceptance of this Indenture and the other Notes Documents and services under this Indenture and the other Notes Documents as agreed in writing from time to time with the Company. Such compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to such compensation, the Company will reimburse the Trustee, Collateral Agent and the Note Agents promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture and the other Notes Documents, including the reasonable compensation, disbursements and expenses of their agents and counsel. (B) The Company and Guarantors will, jointly and severally, indemnify the Trustee, the Collateral Agent and each Note Agent and their directors, officers, employees and agents, in their capacities as such, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the other Notes Documents, including the costs and expenses of enforcing this Indenture against the Company or Subsidiary Guarantors (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture and the other Notes Documents, except to the extent any such loss, liability or expense is proved to be attributable to its gross negligence or willful misconduct, as determined by a final decision of a - 89 - court of competent jurisdiction. The Trustee, the Collateral Agent or applicable Note Agent will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s, the Collateral Agent’s or applicable Note Agent’s failure to so notify the Company will not relieve the Company or any Subsidiary Guarantor of its obligations under this Section 10.06(B), except to the extent the Company or a Subsidiary Guarantor is materially prejudiced by such failure. The Company will defend such claim, and the Trustee, the Collateral Agent or applicable Note Agent, as applicable, will cooperate in such defense, at the reasonable request, and at the expense of the Company. If the Trustee, the Collateral Agent or any Note Agent is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee, the Collateral Agent or applicable Note Agent, as applicable, may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee, the Collateral Agent and Note Agents incurred in evaluating whether such a conflict exists). The Company shall not settle any such claim defended by it without the Trustee’s, Note Agent’s or Collateral Agent’s, as applicable consent, which consent will not be unreasonably withheld. (C) The obligations of the Company under this Section 10.06 will survive the resignation or removal of the Trustee, Collateral Agent or Note Agent and the discharge of this Indenture. (D) To secure the Company’s payment obligations in this Section 10.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture. (E) If the Trustee, any Note Agent or the Collateral Agent incurs expenses or renders services after an Event of Default pursuant to clause (viii) or (ix) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. Section 10.07. REPLACEMENT OF THE TRUSTEE. (A) Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07. (B) The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Required Holders may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 10.09; (ii) the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; (iii) a custodian or public officer takes charge of the Trustee or its property; or - 90 - (iv) the Trustee becomes incapable of acting. (C) If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Required Holders may appoint a successor Trustee to replace such successor Trustee appointed by the Company. (D) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee. (E) If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. (F) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 10.06(D). Section 10.08. SUCCESSOR TRUSTEE BY MERGER, ETC. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article 10, without the execution or filing of any paper or any further act on the part of any of the parties hereto. Section 10.09. ELIGIBILITY; DISQUALIFICATION. There will at all times be a Trustee under this Indenture that is a corporation or limited liability company organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $500,000 as set forth in its most recent published annual report of condition. Article 11. COLLATERAL AND SECURITY Section 11.01. SECURITY INTEREST; COLLATERAL AGENT. The due and punctual payment of the principal of, any repurchase price or Redemption Price, if applicable of, and accrued and unpaid interest on the Notes when and as the same shall be - 91 - due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption, prepayment, demand or otherwise, and interest on the overdue principal (including any repurchase price or Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes and payment and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders, the Trustee, the Note Agents and the Collateral Agent under this Indenture, the Notes and the Guarantees, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents. (A) The Company consents and agrees to be bound, and, subject to Section 11.04, to cause the Subsidiary Guarantors to consent and agree to be bound by the terms of the Collateral Documents, as the same may be in effect from time to time, and agrees to perform its, and to cause the Subsidiary Guarantors to perform their, obligations thereunder in accordance therewith. The Company will and, subject to Section 11.05, will cause each Subsidiary Guarantor to, do or cause to be done all such acts and things as may be required by the provisions of the Collateral Documents to assure and confirm to the Trustee that the Collateral Agent holds for the benefit of the Trustee and the Holders duly created, enforceable and perfected Liens as contemplated by the Collateral Documents or any part thereof, as from time to time constituted. (B) The Collateral Agent agrees that it will hold the Collateral created under the Collateral Documents to which it is a party as contemplated by this Indenture, and any and all proceeds thereof, for the benefit of, the Secured Parties, without limiting the Collateral Agent’s rights, including under this Section 11.01, to act, when directed by the Required Holders, in preservation of the security interest in the Collateral. The Collateral Agent is authorized and empowered, when directed by the Required Holders, to appoint one or more co-Collateral Agents as may be necessary or appropriate; provided, however, that no Collateral Agent hereunder shall be personally liable by reason of any act or omission of any other Collateral Agent hereunder. Except as so directed (subject to Section 3.11(D)), and only if indemnified to its reasonable satisfaction, the Collateral Agent will not be obligated: (i) to act upon direction purported to be delivered to it by any Person; (ii) to foreclose upon or otherwise enforce any Lien created under the Collateral Documents; or (iii) to take any other action whatsoever with regard to any or all of the Liens, Collateral Documents or Collateral. The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens or Collateral Documents. (C) In acting as Collateral Agent hereunder and under the Collateral Documents, the Collateral Agent shall be afforded, and shall be entitled to enforce, each and all of the rights, privileges, protections, immunities, indemnities and benefits of the Trustee in this Indenture and the other Notes Documents, including, without limitation, under Article 10; provided that in that context any references in this Indenture to “Trustee” shall be references to “Collateral Agent”, and Section 10.01(A) does not apply to the Collateral Agent. Without limiting the immediately

- 92 - preceding sentence, the Collateral Agent shall be entitled to compensation, reimbursement and indemnity in the same manner as the Trustee as provided in Section 10.06. (D) Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents shall: (i) be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness, or sufficiency of the Collateral Documents, for the creation, perfection, continuation, priority, sufficiency or protection of any Lien, including without limitation not being responsible for payment of any taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral, or for any defect or deficiency as to any such matters, or to monitor the status of any Lien or performance of the Collateral, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Collateral Documents or any delay in doing so. Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for making any filings or recordings to perfect or maintain the perfection of the Collateral Agent’s Lien in the Collateral, including without limitation, the filing of any UCC financing statements, continuation statements, or any filings with respect to the U.S. Patent and Trademark Office or U.S. Copyright Office. (E) At all times when the Trustee is not itself the Collateral Agent, the Company will deliver to the Trustee copies of all Collateral Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents. (F) Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents, to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, or any other party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Collateral Documents, or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. (G) No provision of this Indenture or any Collateral Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee unless it shall have received indemnity reasonably satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise - 93 - its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient. (H) Subject to Section 11.04 hereof, in each case that the Collateral Agent may or is required hereunder to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Collateral Document, the Collateral Agent may seek direction from the Trustee or the Required Holders. Neither the Trustee nor the Collateral Agent shall be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Required Holders. If the Trustee or the Collateral Agent shall request direction from the Required Holders with respect to any Action, the Trustee and the Collateral Agent shall be entitled to refrain from such Action unless and until the Trustee or Collateral Agent, as applicable, shall have received direction from the Required Holders, and neither the Trustee nor the Collateral Agent shall incur liability to any Person by reason of so refraining. (I) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 7 or the Required Holders subject to this Article 11. (J) The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Collateral Documents, the Collateral Agent and the Trustee may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent or the Trustee, as applicable, in the Collateral and that any such actions taken by the Collateral Agent or the Trustee shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in either the Collateral Agent’s or Trustee’s sole discretion may cause the Collateral Agent or Trustee, as applicable, to be considered an “owner or operator” under the provisions of the Comprehensive - 94 - Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent or Trustee, as applicable, to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any person (including the Collateral Agent or the Trustee) other than the Company, the Required Holders shall direct the Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property. (K) Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent, as applicable, in good faith. (L) Each successor Trustee may become the successor Collateral Agent as and when the successor Trustee becomes the Trustee. (M) The Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Collateral Documents unless it shall be directed by the Trustee (acting at the direction of the Required Holders) or the Required Holders. If the Collateral Agent so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent and the Trustee shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Collateral Documents in accordance with a request, direction, instruction, or consent of the Required Holders or, in the case of the Collateral Agent, at the request, direction, instruction, or consent of the Trustee (acting at the direction of the Required Holders). Such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders. (N) Except as otherwise explicitly provided herein or in the Collateral Documents, the Collateral Agent, the Trustee nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay - 95 - in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. (O) The Collateral Agent and the Trustee assumes no responsibility for any failure or delay in performance or any breach by the Company or any other grantor under this Indenture and the Collateral Documents. The Collateral Agent and the Trustee shall not have any obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture or the Collateral Documents, or the satisfaction of any conditions precedent contained in this Indenture or any Collateral Documents. The Collateral Agent and the Trustee shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture or the Collateral Documents. (P) Subject to the provisions of the applicable Collateral Documents and this Indenture, each Holder, by acceptance of the Notes, agrees that the Collateral Agent and the Trustee shall execute and deliver such intercreditor agreements as it may be presented from time to time and the Collateral Documents to which it is a party and all agreements, documents and instruments incidental thereto (including any releases permitted hereunder), and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall not be required to exercise discretion under this Indenture or the Collateral Documents and shall not be required to make or give any determination, consent, approval, request or direction without the Required Holders or the Trustee (acting at the direction of the Required Holders). Section 11.02. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE OR THE COLLATERAL AGENT UNDER THE COLLATERAL DOCUMENTS. (A) Subject to the provisions of Section 11.01 and the terms of the Collateral Documents, the Trustee may (but shall have no obligation to), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders of Notes, the Collateral Agent to take all actions it deems necessary or appropriate in order to: (i) enforce any of the terms of the Collateral Documents; and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes and the Collateral Documents. (B) Subject to the provisions of this Indenture and the Collateral Documents, the Trustee and/or the Collateral Agent will have power to institute and maintain such suits and proceedings as it may deem expedient (or as directed by the Required Holders) to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of this Indenture or the Collateral Documents, and such suits and proceedings as may be necessary to preserve or protect the interests of the Trustee, the Collateral Agent and the interests of the Holders in the Collateral. The foregoing includes the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment,

- 96 - rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest under the Collateral Documents or be prejudicial to the interests of the Holders or of the Trustee and/or the Collateral Agent; provided, that neither the Collateral Agent nor the Trustee has any obligations to monitor or evaluate any proposed legislation, rule or order. Section 11.03. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS. The Trustee and/or the Collateral Agent is authorized to receive any funds for the benefit of the Collateral Agent and the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture with respect to the Collateral and such funds. Section 11.04. TERMINATION OF SECURITY INTEREST; RELEASE OF COLLATERAL. (A) Subject to Section 11.04(B), Collateral will be released automatically from the Liens securing the Obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes, the Guarantees and the Collateral Documents without the consent or further action of any Person: (i) in whole or in part, as applicable, upon the sale, transfer, exclusive license, agreement or other Disposition of such property or assets (including a Disposition resulting from eminent domain, condemnation or similar circumstances) by the Company or any Subsidiary Guarantor to the extent permitted pursuant to this Indenture and the Collateral Documents; provided that, (x) solely to the extent that such transaction constitutes the sale, Disposition of all or substantially all of the Company’s property and assets, in one transaction or a series of related transactions, such transaction complies with Section 6.01; and (y) solely to the extent that such transaction constitutes the sale, Disposition of all or substantially all of a Subsidiary Guarantor’s property and assets, in one transaction or a series of related transactions, such transaction complies with Section 6.02; and that the Company has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel stating that such transaction complies with the provisions of this Section 11.04; (ii) in whole or in part, as applicable, with the consent of the Holders of at least 66 2/3% in principal amount, the Notes then outstanding in accordance with Section 8.02, including consents obtained in connection with a tender offer or exchange offer, or purchase of Notes; (iii) with respect to any Collateral securing the Guarantee of any Subsidiary Guarantor, when such Subsidiary Guarantor is released in accordance with the terms of Section 12.06; (iv) in whole or in part, as applicable, as to all or any portion of the Collateral which has been taken by eminent domain, condemnation or similar circumstances; - 97 - (v) upon satisfaction and discharge of this Indenture as described under Article 9; or (vi) in accordance with the applicable provisions of the Collateral Documents. (B) With respect to any release of the Liens on the Collateral as provided in Section 11.04(A) above, upon receipt of an Officer’s Certificate and (solely with respect to Section 11.04(A)(i) and (v)) an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Notes Documents to such release or the entry into such agreements have been met and that the execution and delivery by the Trustee or the Collateral Agent of the documents requested by the Company in connection with such release or the entry into such agreements is authorized and expressly permitted by this Indenture and the other Notes Documents, and in the case of any release any appropriate instruments of termination, satisfaction, discharge or release prepared by the Company (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent, without representation or warranty), the Trustee and the Collateral Agent shall execute, deliver or acknowledge (at the Company’s expense) such instruments or releases as are requested to evidence the release and discharge of any Collateral expressly permitted to be released pursuant to this Indenture. Neither the Trustee nor the Collateral Agent shall have any duty or liability for determining the Company’s compliance with this Section 11.04, but instead may rely on the Officer’s Certificates issued by the Company under this Section 11.04. Notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until such party receives such Officer’s Certificate and (if applicable) Opinion of Counsel. (C) The security interests granted under this Indenture and all Collateral Documents will terminate upon the full and final payment and performance of all Obligations (other than contingent indemnification obligations for which no claim has been made) of the Company and any other obligors, if any and as applicable, under this Indenture, the Notes, the Guarantees and the Collateral Documents. (D) The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture or the Collateral Documents in contravention of the provisions hereof or affect the Lien of this Indenture or the Collateral Documents if and to the extent the Collateral is released pursuant to this Indenture or the Collateral Documents or upon the satisfaction and discharge of this Indenture. For the avoidance of doubt, the Company and the Subsidiary Guarantors shall not be required to comply with Section 314(d) of the Trust Indenture Act in connection with any release of Collateral. For the avoidance of doubt, the automatic release of any current assets constituting Collateral in connection with the sale, lease or other similar Disposition of such inventory of the Company and the Subsidiary Guarantors in the ordinary course of business shall not require delivery of any reports, certificates, opinions or other formal documentation. (E) Upon such release or any release of Collateral or any part thereof in accordance with the provisions of this Indenture or the Collateral Documents, upon the request and at the sole cost and expense of the Company and the Subsidiary Guarantors, the Trustee shall direct the Collateral Agent to and upon such request and direction, the Collateral Agent shall: - 98 - (i) assign, transfer and deliver to the Company or the applicable Subsidiary Guarantor, as the case may be, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms of the Collateral Documents; (ii) consent to the Company’s filing of UCC financing statement amendments or releases (which shall be prepared by the Company or any Subsidiary Guarantor) to the extent necessary to delete such Collateral or any part thereof to be released from the description of assets in any previously filed financing statements; and (iii) execute and deliver such documents, instruments or statements (which shall be prepared by the Company) and take such other action as the Company may request to cause to be released and reconveyed to the Company, or the applicable Subsidiary Guarantor, as the case may be, such Collateral or any part thereof to be released and to evidence or confirm that such Collateral or any part thereof to be released has been released from the Liens of each of this Indenture and each of the Collateral Documents. Section 11.05. MAINTENANCE OF COLLATERAL. The Company shall, and shall cause each of its Subsidiaries to keep and maintain all properties material to the conduct of its business or the business of any of its Subsidiaries in good working order and condition (ordinary wear and tear excepted), except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries’ businesses, taken as a whole; provided that nothing in this Section 11.05 shall prevent the Company or any Subsidiary from discontinuing the maintenance of any of such property if such discontinuance is, in the judgment of the Company, desirable to the conduct of the business of the Company and its Subsidiaries, taken as a whole. To the extent the Company and the Subsidiary Guarantors are not able to execute and deliver all Collateral Documents required in connection with the creation and perfection of the Liens of the Collateral Agent on the Collateral (to the extent required by this Indenture or such Collateral Documents) on or prior to the Issue Date, the Company and the Subsidiary Guarantors will use their commercially reasonable efforts to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by this Indenture or such Collateral Documents, within the time period required by the Collateral Documents. Section 11.06. COLLATERAL AGENT; COLLATERAL DOCUMENTS. (A) GLAS Trust Company LLC is hereby designated and appointed as the Collateral Agent of the Secured Parties under this Indenture and the Collateral Documents and GLAS Trust Company LLC hereby accepts such designation and appointment. (B) By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver any Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any - 99 - Collateral Documents executed after the date of this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to the Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Collateral Documents, the Trustee and the Collateral Agent each shall have all the rights, privileges, immunities, indemnities and other benefits and protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other Collateral Document or Collateral Documents). (C) If the Company or any of its Subsidiaries (i) incurs any Indebtedness that is required to be subject to an intercreditor agreement, and (ii) delivers to the Collateral Agent and Trustee an Officer’s Certificate so stating and certifying that the execution of such intercreditor agreement is authorized and permitted by this Indenture and the other Notes Documents and all conditions precedent to its execution have been satisfied, and requesting the Collateral Agent and Trustee, if applicable, to enter into an intercreditor agreement in favor of a designated agent or representative for the holders of such Indebtedness so incurred, the Collateral Agent and the Trustee (as applicable) shall (and are hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including fees (including legal fees) and expenses of the Collateral Agent and Trustee), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder. Neither the Trustee nor the Collateral Agent shall be liable for any such execution in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any other Notes Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to execute and deliver any such intercreditor agreement, unless and until it receives such Officer’s Certificate. Section 11.07. REPLACEMENT OF COLLATERAL AGENT. (A) The Collateral Agent may resign at any time by so notifying the Company in writing not less than forty-five (45) days prior to the effective date of such resignation. The Required Holders may remove the Collateral Agent by so notifying the removed Collateral Agent in writing not less than forty-five (45) days prior to the effective date of such removal and may appoint a successor Collateral Agent with the Company’s written consent. If: (i) The Collateral Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or (ii) The Collateral Agent otherwise becomes incapable of acting then, the Company may by a resolution of the Board of Directors remove the Collateral Agent and appoint a successor collateral agent by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Collateral Agent so removed and one copy to the successor collateral agent, or, subject to the provisions of Section 11.08, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of itself and all others similarly situated, petition, at the Company’s expense, any court of

- 100 - competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Collateral Agent and appoint a successor Collateral Agent. (B) Any corporation or other entity into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Collateral Agent (including the administration of this Indenture) shall be the successor to the Collateral Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. Section 11.08. ACCEPTANCE BY COLLATERAL AGENT. Any successor Collateral Agent appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Company and to its predecessor Collateral Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent herein; but, nevertheless, on the written request of the Company or of the successor Collateral Agent, the Collateral Agent ceasing to act shall, at the expense of the Company and subject to payment of any amounts then due pursuant to the provisions of Section 10.06, execute and deliver an instrument transferring to such successor Collateral Agent all the rights and powers of the Collateral Agent so ceasing to act. Upon request of any such Collateral Agent, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Collateral Agent all such rights and powers. Any Collateral Agent ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such Collateral Agent as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 10.06. Upon acceptance of appointment by a successor Collateral Agent as provided in this Section 11.08, each of the Company and the successor Collateral Agent, at the written direction and at the expense of the Company, shall give or cause to be given notice of the succession of such Collateral Agent hereunder to the Holders in accordance with Section 13.01. If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor Collateral Agent, the successor Collateral Agent shall cause such notice to be given at the expense of the Company. Section 11.09. POWERS EXERCISABLE BY RECEIVER OR TRUSTEE. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the - 101 - Company or of any Officer or Officers thereof required by the provisions of this Article 11; and if the Trustee, Collateral Agent, or their nominee or agent, shall be in possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee, the Collateral Agent, or their nominee or agent. Article 12. GUARANTEES Section 12.01. GUARANTEE Subject to this Article 12, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, to each Holder, the Trustee, each Note Agent and the Collateral Agent and each of their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations under this Indenture and the Notes, that: (i) the principal, any repurchase price or Redemption Price, if applicable, of and accrued and unpaid interest on each of the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption, required repurchase or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders, the Trustee, the Note Agents or the Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. (A) The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver, amendment or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Collateral Documents and this Indenture, or pursuant to Section 12.06. No obligation of any Subsidiary Guarantor hereunder shall be discharged other than by complete payment or performance of the guaranteed Obligations under the Notes (other than contingent obligations that have yet to accrue) in accordance with this Indenture, the Notes Documents and the Notes. Each Subsidiary Guarantor further waives any right such Subsidiary Guarantor may have under any applicable requirement of law to require the Trustee, any Note Agent, the Collateral Agent, or any Holder to seek recourse first against the Company or any of its Subsidiaries or any other Person, or to realize upon any Collateral for any of the Obligations under the Notes, as a condition precedent to enforcing such Subsidiary Guarantor’s liability and obligations under this Article 12. (B) If any Holder, any Note Agent, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, - 102 - trustee, liquidator or other similar official acting in relation to the Company or the Subsidiary Guarantors, any amount paid either to the Trustee, such Note Agent, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. (C) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations (other than contingent indemnity obligations) guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders, the Trustee, the Note Agents and the Collateral Agent, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 7 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 7, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees. (D) Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company or any Subsidiary Guarantor for liquidation or reorganization, should the Company or any Subsidiary Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s or any Subsidiary Guarantor’s assets, and shall, to the fullest extent expressly permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes or the Guarantees are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes and such Guarantees shall, to the fullest extent expressly permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. (E) In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. (F) Each payment to be made by a Subsidiary Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature. (G) Neither the Company nor any Subsidiary Guarantor shall be required to make a notation on the Notes to reflect any such Guarantee or any such release, termination or discharge. (H) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, any Note Agent, the Collateral Agent or any Holder in enforcing any rights under this Section 12.01. - 103 - Section 12.02. LIMITATION ON GUARANTOR LIABILITY. Each Subsidiary Guarantor, and, by its acceptance of any Note, each Holder, confirms that each Subsidiary Guarantor and the Holders intend that the Guarantee of each Subsidiary Guarantor does not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. Each of the Trustee, the Holders and each Subsidiary Guarantor irrevocably agrees that the obligations of each Subsidiary Guarantor under its Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent transfer or fraudulent conveyance under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally. Section 12.03. EXECUTION AND DELIVERY. To evidence a Guarantee set forth in Section 12.01, each Subsidiary Guarantor shall execute this Indenture or, if after the date hereof, a supplemental indenture pursuant to which it will agree to be a Subsidiary Guarantor and become bound by the terms of this Indenture applicable to Subsidiary Guarantors, including without limitation, this Article 12. (A) Pursuant to any such supplemental indenture, each Subsidiary Guarantor shall agree that its Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. (B) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors. A Guarantee’s validity will not be affected by the failure of any officer of a Subsidiary Guarantor executing this Indenture or any such amended or supplemental indenture on such Subsidiary Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at each Subsidiary Guarantor, and each Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note. (C) If required by Section 3.19, the Company shall cause any newly created or acquired Subsidiary that is not an Excluded Subsidiary, or any Subsidiary previously deemed to be an Excluded Subsidiary that ceases to be an Excluded Subsidiary, to comply with the provisions of Section 3.19 and this Article 12, to the extent applicable, within thirty (30) calendar days on which such Subsidiary that is not an Excluded Subsidiary is created or acquired or ceases to be an Excluded Subsidiary.

- 104 - Section 12.04. WHEN A SUBSIDIARY GUARANTOR MAY MERGE, ETC. No Subsidiary Guarantor will consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of Subsidiary Guarantor and its Subsidiaries, taken as a whole, to another Person (other than the Company or another Subsidiary Guarantor), except in accordance with, and in compliance with the terms of, Section 6.02. Section 12.05. BENEFITS ACKNOWLEDGED. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits. Section 12.06. RELEASE OF GUARANTEES. A Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and such Guarantee shall thereupon terminate and be discharged and of no further force and effect, and no further action by such Subsidiary Guarantor, the Company or the Trustee shall be required for the release of such Subsidiary Guarantor’s Guarantee: (i) concurrently with any sale, exchange, Disposition or transfer (by merger or otherwise) of (x) any Capital Stock of such Subsidiary Guarantor following which such Subsidiary Guarantor is no longer a Subsidiary of the Company (provided that such release shall only apply if such transaction is entered into for a bona fide business purpose and not to circumvent the requirement to provide a Guarantee or grant security) or (y) all or substantially all assets of such Subsidiary Guarantor to a Person other than the Company or one of its Subsidiaries, in each case, if such sale, exchange, transfer or other disposition is not prohibited by the applicable provisions of this Indenture and, (a) such sale, exchange, transfer or other disposition is in compliance with Section 3.12 or (b) unless such sale, exchange, transfer or other disposition is with or to the Company, the surviving or transferee Person expressly assumes such Subsidiary Guarantor’s obligations in accordance with Section 12.04; (ii) upon the merger or consolidation of such Subsidiary Guarantor with and into either the Company or any other Subsidiary Guarantor wherein the Company or such other Subsidiary Guarantor, as applicable, is the surviving Person in such merger or consolidation, if such merger, consolidation or amalgamation is not prohibited by the applicable provisions of this Indenture and such surviving Person expressly assumes such Subsidiary Guarantor’s obligations in accordance with Section 12.04; (iii) upon the dissolution or liquidation of such Subsidiary Guarantor following the transfer of all or substantially all of its assets to either the Company or another Subsidiary Guarantor; (iv) upon satisfaction and discharge of this Indenture as described under Article 9 or; - 105 - (v) concurrently with such Subsidiary becoming an Excluded Subsidiary; and upon such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Section 12.06 relating to such release have been complied with. At the written request, and sole cost and expense, of the Company, the Trustee (or the Collateral Agent, if applicable) shall execute and deliver any documents reasonably requested by the Company in order to evidence such release, discharge and termination in respect of the applicable Guarantee. Article 13. MISCELLANEOUS Section 13.01. NOTICES. Any notice or communication by the Company or the Trustee (including in its capacity as Collateral Agent and any Note Agent) to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows: If to the Company: Luminar Technologies, Inc. 2603 Discovery Drive, Suite 100 Orlando, FL 32826 Attention: Tom Fennimore Email: tom@luminartech.com with a copy (which will not constitute notice) to: legal.notices@luminartech.com with a copy (which will not constitute notice) to: Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 Attention: Dan Kim; Brett Cooper Email: dan.kim@orrick.com; bcooper@orrick.com If to the Trustee: GLAS Trust Company LLC 3 Second Street, Suite 206 Jersey City, NJ 07311 Attention: Luminar Technologies First Lien Notes Email: tmgus@glas.agency - 106 - The Company or the Trustee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications. All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The Trustee shall not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party assumes all risks arising out of the use of electronic signatures and electronic methods to send communications to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized communication, and the risk of interception or misuse by third parties. Notwithstanding the foregoing, the Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication. All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder. If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order. If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it. - 107 - Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person. Section 13.02. DELIVERY OF OFFICER’S CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee or the Collateral Agent to take any action under this Indenture (other than the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee and the Collateral Agent: (A) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee that complies with Section 13.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture and each Notes Document relating to such action have been satisfied; and (B) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee that complies with Section 13.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied. Section 13.03. STATEMENTS REQUIRED IN OFFICER’S CERTIFICATE AND OPINION OF COUNSEL. Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include: (A) a statement that the signatory thereto has read such covenant or condition; (B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based; (C) a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and (D) a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

- 108 - Section 13.04. RULES BY THE TRUSTEE, THE REGISTRAR AND THE PAYING AGENT. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and Paying Agent each may make reasonable rules and set reasonable requirements for its functions. Section 13.05. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or any Subsidiary Guarantor under this Indenture or the Notes or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. Section 13.06. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE, THE NOTES AND THE GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES AND THE GUARANTEES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS, THE TRUSTEE, THE NOTE AGENTS, AND THE COLLATERAL AGENT AND EACH HOLDER (BY ACCEPTANCE OF ITS NOTE) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES AND THE GUARANTEES. Section 13.07. SUBMISSION TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 13.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Subsidiary Guarantors, the Trustee, the Note Agents and the Collateral Agent and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. - 109 - Section 13.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes. Section 13.09. SUCCESSORS. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind successors. Section 13.10. FORCE MAJEURE. The Trustee, the Collateral Agent and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, pandemic, epidemic, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility). Section 13.11. U.S.A. PATRIOT ACT. Each of the Company and the Subsidiary Guarantors acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. Each of the Company and the Subsidiary Guarantors agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act. Section 13.12. CALCULATIONS. Except as otherwise expressly provided in this Indenture, the Company will be solely responsible for making all calculations called for under this Indenture or the Notes. These calculations include, but are not limited to, any related to an interest payment methodology, including any Additional Interest or Special Interest and the Redemption Price and Make-Whole Amount. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and each Note Agent, and the Trustee and each Note Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will make available a copy of each such schedule to a Holder upon its written request therefor. Neither the Trustee nor any Note Agent shall have any responsibility to verify or determine the accuracy of any calculations or amounts, including those related to any interest, - 110 - including any Additional Interest or Special Interest and the Redemption Price and Make-Whole Amount. Section 13.13. SEVERABILITY. If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby. Section 13.14. COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Indenture and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Trustee and the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Note Parties agree to assume all risks arising out of the use of digital signatures and electronic methods, including without limitation the risk of the Trustee or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties. Each of the parties hereto agrees that the transaction consisting of this Indenture may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Indenture using an electronic signature, it is signing, adopting, and accepting this Indenture and that signing this Indenture using an electronic signature is the legal equivalent of having placed its handwritten signature on this Indenture on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Indenture in a usable format. Electronic signatures complying with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee and the Company) shall be deemed original signatures for all purposes of this Indenture. Section 13.15. TABLE OF CONTENTS, HEADINGS, ETC. The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture. - 111 - [The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

[Signature Page to First Lien Indenture] IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above. LUMINAR TECHNOLOGIES, INC. By: /s/ Thomas J. Fennimore Name: Thomas J. Fennimore Title: Chief Financial Officer LUMINAR, LLC, AS SUBSIDIARY GUARANTOR LUMINAR SEMICONDUCTOR, INC., AS SUBSIDIARY GUARANTOR By: /s/ Thomas J. Fennimore Name: Thomas J. Fennimore Title: Chief Financial Officer FREEDOM PHOTONICS LLC, AS SUBSIDIARY GUARANTOR EMFOUR ACQUISITION CO., LLC, AS SUBSIDIARY GUARANTOR By: Luminar Semiconductor, Inc., its Sole Member By: /s/ Thomas J. Fennimore Name: Thomas J. Fennimore Title: Chief Financial Officer EM4, LLC, AS SUBSIDIARY GUARANTOR By: EMFOUR Acquisition Co., LLC, its Sole Member By: Luminar Semiconductor, Inc., its Sole Member By: /s/ Thomas J. Fennimore Name: Thomas J. Fennimore Title: Chief Financial Officer OPTOGRATION, INC., AS SUBSIDIARY GUARANTOR By: /s/ Mark Itzler Name: Mark Itzler Title: President [Signature Page to First Lien Indenture] GLAS Trust Company LLC, AS TRUSTEE AND COLLATERAL AGENT By: /s/ Katie Fischer Name: Katie Fischer Title: Vice President EXHIBIT A FORM OF NOTE [Insert Global Note Legend, if applicable] [Insert Restricted Note Legend, if applicable] [Insert Non-Affiliate Legend] LUMINAR TECHNOLOGIES, INC. Floating Rate Senior Secured Note due 2028 CUSIP No.: 550424 AC9 Certificate No. [___] ISIN No.: US550424AC99 Luminar Technologies, Inc., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [__________] dollars ($[__________]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]* on the Maturity Date (as defined in the Indenture referred to below) and to pay interest thereon and any other premium (including any premium included in the Redemption Price) or other amounts due hereunder, as provided in the Indenture referred to below, until the principal, premium (including any premium included in the Redemption Price), and all accrued and unpaid interest are paid or duly provided for. Interest Payment Dates: February 15, May 15, August 15, and November 15 of each year, commencing on November 15, 2024. Regular Record Dates: February 1, May 1, August 1 and November 1. Additional provisions of this Note are set forth on the other side of this Note. [The Remainder of This Page Intentionally Left Blank; Signature Page Follows] * Insert bracketed language for Global Notes only. A-2 IN WITNESS WHEREOF, Luminar Technologies, Inc. has caused this instrument to be duly executed as of the date set forth below. LUMINAR TECHNOLOGIES, INC. Date: By: Name: Title:

A-3 TRUSTEE’S CERTIFICATE OF AUTHENTICATION GLAS Trust Company LLC, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture. Date: By: Authorized Signatory A-4 LUMINAR TECHNOLOGIES, INC. Floating Rate Senior Secured Notes due 2028 This Note is one of a duly authorized issue of notes of Luminar Technologies, Inc., a Delaware corporation (the “Company”), designated as its Floating Rate Senior Secured Notes due 2028 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of August 8, 2024 (as the same may be amended from time to time, the “Indenture”), between the Company, the Subsidiary Guarantors from time to time party thereto and GLAS Trust Company LLC, as trustee and collateral agent. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture. The Indenture sets forth the rights and obligations of the Company, the Subsidiary Guarantors, the Trustee, the Collateral Agent and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control. 1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, [date]. 2. Maturity. This Note will mature on the Maturity Date, unless earlier repurchased or redeemed. 3. Method of Payment. Amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture. 4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes. 5. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials. 6. Right of Holders to Require the Company to Repurchase Notes Upon Certain Events. Upon the occurrence of certain events, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 3.12 and Section 3.17 of the Indenture. 7. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture. A-5 8. When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s and the Subsidiary Guarantors’ ability to engage in certain corporate transactions or certain sales of their assets and property. 9. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest and any other amounts due on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture, including, for the avoidance of doubt, any premium included in the Redemption Price. 10. Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture. 11. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or any Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes. 12. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note. 13. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act). 14. Governing Law. THIS NOTE AND THE GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE AND THE GUARANTEES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. * * * To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address: Luminar Technologies, Inc. 2603 Discovery Drive, Suite 100 Orlando, FL 32826 Attention: Chief Financial Officer A-6 SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE* INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $ The following exchanges, transfers or cancellations of this Global Note have been made: Date Amount of Increase (Decrease) in Principal Amount of this Global Note Principal Amount of this Global Note After Such Increase (Decrease) Signature of Authorized Signatory of Trustee * Insert for Global Notes only.

A-7 REPURCHASE NOTICE LUMINAR TECHNOLOGIES, INC. Floating Rate Senior Secured Notes due 2028 Subject to the terms of the Indenture, by executing and delivering this Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Repurchase Right with respect to (check one):  the entire principal amount of  $ * aggregate principal amount of the Note identified by CUSIP No. and Certificate No. . The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the applicable repurchase price will be paid. Date: (Legal Name of Holder) By: Name: Title: Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: Authorized Signatory * Must be an Authorized Denomination. A-8 ASSIGNMENT FORM LUMINAR TECHNOLOGIES, INC. Floating Rate Senior Secured Notes due 2028 Subject to the terms of the Indenture, the undersigned Holder of the Notes identified below assigns (check one):  the entire principal amount of  $ * aggregate principal amount of the Notes identified by CUSIP No. and Certificate No. , and all rights thereunder, to: Name: Address: Social security or tax id. #: and irrevocably appoints: as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her. Date: (Legal Name of Holder) By: Name: Title: Signature Guaranteed: Participant in a Recognized Signature Guarantee Medallion Program By: Authorized Signatory * Must be an Authorized Denomination. A-9 TRANSFEROR ACKNOWLEDGMENT If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one): 1.  Such Transfer is being made to the Company or a Subsidiary of the Company. 2.  Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer. 3.  Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page. 4.  Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act). Dated: (Legal Name of Holder) By: Name: Title: Signature Guaranteed: (Participant in a Recognized Signature Guarantee Medallion Program) By: Authorized Signatory A-10 TRANSFEREE ACKNOWLEDGMENT The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A. Dated: (Name of Transferee) By: Name: Title:

B1-1 EXHIBIT B-1 FORM OF RESTRICTED NOTE LEGEND THE OFFER AND SALE OF THIS NOTE AND THE RELATED GUARANTEE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; (B) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; (D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION B1-2 REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THIS NOTE BY CONTACTING THE COMPANY AT LUMINAR TECHNOLOGIES, INC., 2603 DISCOVERY DRIVE, SUITE 100, ORLANDO, FL 32826, ATTENTION: CHIEF FINANCIAL OFFICER. B2-1 EXHIBIT B-2 FORM OF GLOBAL NOTE LEGEND THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO. THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE ISSUE DATE, AND THE YIELD TO MATURITY RELATING TO THIS NOTE BY CONTACTING THE COMPANY AT LUMINAR TECHNOLOGIES, INC., 2603 DISCOVERY DRIVE, SUITE 100, ORLANDO, FL 32826, ATTENTION: CHIEF FINANCIAL OFFICER. B3-1 EXHIBIT B-3 FORM OF NON-AFFILIATE LEGEND NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY DURING THE PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

C-1 EXHIBIT C FORM OF SUPPLEMENTAL INDENTURE (TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS) [ ] Supplemental Indenture (this “Supplemental Indenture”), dated as of [ ] among Luminar Technologies, Inc. (the “Company”), [ ] (the “Guaranteeing Subsidiary”), a subsidiary of the Company, and GLAS Trust Company LLC, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”). W I T N E S E T H WHEREAS, the Company has heretofore executed and delivered to the Trustee and the Collateral Agent an Indenture (as amended, modified or supplemented from time to time, the “Indenture”), dated as of August 8, 2024, providing for the issuance of Floating Rate Senior Secured Notes due 2028, the “Notes”); WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and WHEREAS, pursuant to Section 8.01(B) of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture without the consent of Holders. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows: 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. 2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article 12 thereof. By its signature below, the Guaranteeing Subsidiary becomes (I) a Subsidiary Guarantor under the Indenture with the same force and effect as if originally named therein as a Subsidiary Guarantor and the Guaranteeing Subsidiary hereby (a) agrees to all the terms and provisions of the Indenture applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof and (II) bound under the Indenture as a Subsidiary Guarantor and the Guaranteeing Subsidiary hereby (a) agrees to all the terms and provisions of the Indenture applicable to it as a Subsidiary guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder C-2 are true and correct in all material respects on and as of the date hereof), provided that in each case of clause (I)(b) and (II)(b), to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date. Each reference to a “Subsidiary Guarantor” in the Indenture shall be deemed to include the Guaranteeing Subsidiary as if originally named therein as a Subsidiary Guarantor. 3. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. 4. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. 5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart. 6. Effect of Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions of this Supplemental Indenture. 7. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary. 8. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. 9. Representations and Warranties by Guaranteeing Subsidiary. The Guaranteeing Subsidiary hereby represents and warrants to the Trustee and the Collateral Agent that this Supplemental Indenture has been duly and validly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Indenture. [Signature pages follow] C-3 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written. LUMINAR TECHNOLOGIES, INC. By: Name: Title: [GUARANTEEING SUBSIDIARY] By: Name: Title: GLAS Trust Company LLC, AS TRUSTEE AND COLLATERAL AGENT By: Name: Title: